99


As filed with the Securities and Exchange Commission on February
__, 1998
                         Registration No. 333-24511

================================================================
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  25409

Amendment No. 2     to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

-----------------

mrcdrom.com, inc.

(Exact Name of the Company as specified in Its Charter)

Delaware                      5960                75-2699241
(State or Other Jurisdiction  (Primary Standard (IRS Employer
of Incorporation               Industrial        Identification
                               Classification     No.)
                               Number)
2415 Midway, Suite 115
Carrollton, Texas  75006
(972) 713-2609
(Address and Telephone number of Principal Executive Officers)

Ms. Jeanette Fitzgerald
17770 Preston Road
Dallas, Texas  75252
(972) 733-3005
(Address and Telephone number of Agent for Service)

-----------------------

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following : { x }

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. { }

If this Form is a post-effective amendment filed pursuant to Rule 462( c) under the Securities Act of 1933, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.{}

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. { }


                 CALCULATION OF REGISTRATION FEE
  TITLE OF EACH      AMOUNT    PROPOSED     PROPOSED   AMOUNT OF
      CLASS           TO BE     MAXIMUM     MAXIMUM    REGISTRATI
 OF SECURITIES TO   REGISTER   OFFERING    AGGREGATE     ON FEE
  BE REGISTERED        ED      PRICE PER    OFFERING
                               SHARE (1)   PRICE (1)

Common Stock,
$0.01 par
   value per share  3,000,00  $4.00        $12,000,00  $3,636
                    0                      0





(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c).
The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=======================================================
PRELIMINARY PROSPECTUS

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



Up to 3,000,000 Shares of Common Stock

mrcdrom.com, inc. (the "Company") an Internet catalogue Company which intends to offer over 10,000 computer software titles by means of a site on the World Wide Web, and which presently has very limited revenues, is offering for sale up to 3,000,000 Shares of its Common Stock, par value $0.001 ("Common Stock" or "Shares". The minimum offering by the Company will be 62,500 shares ($250,000) and the maximum offering will be 3,000,000 shares ($12,000,000). A minimum investment of 50 Shares ($200) is required of each investor. See "Description of Capital Stock" and "Plan of Distribution".

The Shares are being offered on a "maximum/minimum best efforts" basis. Pending the payment for not less than 62,500 Shares, all proceeds of this offering will be deposited in a non interest bearing escrow account with The Oaks Bank and Trust Company, 4849 Greenville Avenue, Dallas, Texas 75206, (214) 361-7400("Escrow Agent").

Prior to this offering, there has been no public market for the Common Stock and the Company does not have any arrangements, commitments or understanding with respect to the creation of a public market for the Common Stock. Therefore, there can be no assurance that a public market will develop by reason of this offering. If such a market should develop, there is no assurance that it will be sustained, or that it will develop into a market greater than a limited market. It is currently estimated that the initial public offering price will be $4.00 per share. The initial public offering price for the Shares has been determined solely by the Company, and does not necessarily bear any direct relationship to the Company's assets, operations, book or other established criteria of value. See "Risk Factors", "Dilution" and "Plan of Distribution".

The Company also has Preferred Shares which have a liquidation preference over the common shares offered hereby. These Preferred Shares are non-voting, non-yielding and non-convertible.

It is intended that the Company's Stock will be traded on the NASDAQ OTC Bulletin Board and an investor would likely find it more difficult to dispose of the Shares, or to obtain current quotations as to the value of the Shares. See "RISK FACTORS-NO PUBLIC MARKET" and "PLAN OF DISTRIBUTION."

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE OFFERING PRICE. FOR INFORMATION CONCERNING THESE AND OTHER RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" PAGE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                Price to Public  Underwriting    Proceeds      to
                                 Discount        Company
Per Share       $4.00            $          -    $4.00
Total Minimum   $250,000         $          -    $200,000
Total   Maximum $12,000,000      $          -    $11,900,000
(4)


The offering of the Shares hereunder will terminate not later than _______________, 1998 (the "Termination Date"), provided that, in the sole discretion of the Company, the offering period may be extended for an additional period not to exceed 90 days. The Company has entered into an escrow agreement with The Oaks Bank and Trust Company to hold any proceeds from this offering in a non-interest bearing escrow account subject to certain terms and conditions. If subscriptions for the minimum number of Shares offered hereby have not been received and accepted by the Company by the Termination Date, no Shares will be sold, and all funds held in escrow will be returned promptly to investors without any interest accrued thereon. See "Plan of Distribution".

(1) Shares are being offered for sale at $4.00 per Share. A minimum investment of 50 Shares ($200) is required of each investor, provided that the Company, in its discretion, may reduce the size of the minimum investment. Payment in full is due upon subscription. Stock purchase funds will initially be held in a non- interest bearing escrow account with The Oaks Bank and Trust Company. This offering will terminate on or before a date 90 days from the date of this prospectus unless the maximum amount of Shares offered hereby is sold prior to such date or unless this offering is otherwise extended at the discre-tion of the Company for a period not to exceed 90 days. When subscriptions for the minimum amount of Shares offered hereby have been received and accepted by the Company, such funds will be released from escrow to the Company, and investors whose subscriptions for Shares have been accepted by the Company will be issued Common Stock certificates evidencing the number of Shares acquired, and the initial escrow will close. The payment for accepted subscriptions after the closing of the escrow will be deposited directly into the Company's accounts. See "Stock Purchase Information" and "Plan of Distribution".
(2) The Shares are being offered by the Company on a "maximum/minimum best efforts" basis. There is no underwriter or independent broker-dealer involved in the distribution of the Shares. The offering of the Shares will be made by the Company's officers and directors without the use of an underwriter or any independent broker-dealer. No underwriting discounts or commissions will be paid to such officers and directors. It is the intention of the Company to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine and Internet advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to the prospective investors. See "Stock Purchase Information" and "Plan of Distribution".
(3) This amount is after deduction of offering and related expenses incurred by the Company in this offering which are estimated to be approximately $50,000 if a minimum is sold or up to $100,000 if the maximum amount is sold and in-clude filing, printing, legal, electronic delivery and other miscellaneous fees.
                                mrcdrom.com, inc.
                             2415 Midway, Suite 115
                            Carrollton, Texas  75006
                            Telephone (972) 713-2609
                          e-mail:  investor@mrcdrom.com
                    Internet address:  http://www.mrcdrom.com




                SUBJECT TO COMPLETION DATED FEBRUARY _____, 1998


The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended. Upon completion of the offering of the Shares, the Company intends to deliver annual reports to the holders of its securities. The annual reports will contain financial information that has been examined and reported upon by an independent certified public accountant.

mrcdrom is a trademark of the Company. This Prospectus also includes product names and other trade names and trademarks of the Company, as well as the names and product names of companies other than the Company.

---------------

                           STOCK PURCHASE INFORMATION

Shares are being offered for sale at $4.00 per Share. A minimum investment of 50 Shares ($200) is required of each investor, provided that the Company, in its discretion, may reduce the size of the minimum investment. Payment in full is due upon subscription. Stock purchase funds will initially be held in a non-interest bearing escrow account with The Oaks Bank & Trust Company. There are two methods by which subscriptions and funds may be submitted. Firstly, investors may purchase Shares by making checks payable to "mrcdrom.com Escrow Account". Purchasers should also complete a Stock Purchase Agreement in the form included as Appendix A to this Prospectus. For convenience, an actual Stock Purchase Agreement has been included with this Prospectus. Additional copies of the Stock Purchase Agreement may be obtained by writing or calling the Company at its executive office, 2415 Midway, Suite 115, Carrollton, Texas 75006, telephone number (972) 713-2609, or via its World Wide Web site on the Internet at http://www.mrcdrom.com, or through e-mail communication directed to investor@mrcdrom.com. All checks and Stock Purchase Agreements should be forwarded to the Escrow Agent, The Oaks Bank and Trust Company, 4849 Greenville Avenue, Dallas, Texas 75206. Secondly, investors may pay for your stock by executing a Stock Purchase Agreement online and paying by means of an electronic funds transfer similar to paying for items for the catalogue on-line. The funds can be automatically debited from your checking account or credit card. No shares will be issued until payment is confirmed.
---------------

                         ELECTRONIC FORMAT OF PROSPECTUS

An electronic version of this Prospectus is available on the Company's Internet World Wide Web site at http://www.mrcdrom.com. The paper format of this Prospectus is substantially the same as the electronic format of this Prospectus.

---------------

                               PROSPECTUS SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                   THE COMPANY

mrcdrom.com, inc. was formed by Camelot Corporation ("Camelot") on March 27, 1997 and was established to offer over 2,000 titles of computer software to the public by means of a site on the World Wide Web ("Web"). The company was created as a successor to software stores previously operated and subsequently closed by Camelot. The Company is developing a new catalogue which will offer more than 10,000 titles. mrcdrom.com intends to offer its customers the widest selection of one stop computer software shopping through a secure site. A secure site uses encryption technology to encode, decode and recode messages sent between the site and the customer's computer. The purpose of the encryption  is  to  prevent  third parties from  intercepting  and  reading  the messages sent between the computers. Shoppers will be able to receive information and purchase the latest computer software titles in addition to many hard-to-find titles. mrcdrom.com will have unlimited shelf space through relationships with vendors who will supply titles as needed, without the accompanying expense of a store front, and related personnel. Purchasing software from mrcdrom.com is more convenient because on-line shopping can occur 24 hours a day with no reason for shoppers to leave the comfort of their own home.

mrcdrom.com began test marketing its Internet catalogue on April 3, 1997. Through August 1, 1997, the Company, made no marketing efforts and attained sales of $5,164.00. On March 31, 1997, the Company acquired $511,428 of computer software inventory, proprietary web design software, the trademark "mrcdrom", cash, and other assets for the issuance of 6,000,000 common shares from Camelot.

                                  THE OFFERING


Common Stock Offered..........   3,000,000 shares at a price of
                                 $4.00 per share and a minimum
                                 investor subscription of 50
                                 shares ($200).

Common Stock to be Outstanding
after this                       9,000,000 shares (1)(2)
offering.................


Use of Proceeds............      For working capital and other
                                 general corporate purposes.


(1) Excludes 408,860 shares of Common Stock issuable upon exercise of options outstanding at March 28, 1997 under the Company's Stock Option Plans at an exercise price of $4.00 per share. See"Executive Compensation" and "Directors Compensation".

(2)  Assumes maximum shares offered are sold.

                                  RISK FACTORS

The securities offered hereby involve a high degree of risk. The Company has just recently completed the web site through which its operations will be conducted, thus this method of operation has not been proven and may not be viable. Further the methods of displaying product and collecting payment may not be adequate if volume increases. The Company will be operating in a new, not yet widely accepted market. Some people who would otherwise be investors or customers will not purchase because they do not trust computers. There can be no assurance that the Company will have profitable operations. Other risk factors include, but are not limited to, new and rapidly changing technology, which may make the Company's web site, inventory and other information obsolete requiring expensive investments in hardware and software. Retail operations historically have seasonal sales and there is specific seasonality for Internet usage. Computer systems have a risk of a system failure thereby effectively locking the door on customers ability to purchase, view product and/or pay for the product. Further, the Internet, itself, on which the site operates has suffered brown outs and black outs. Though encryption technology is changing what can be used for international activities is still limited. Though the government is discussing making changes to what encryption technology can be exported, at the present time the exportable encryption technology is limited. This means information sent encrypted by these methods has a certain amount of risk that the information can be read by third parties. Thus there are online commerce security risks which affect the operations of the Company. Control of the Company will not change even if all shares offered are sold as Camelot will retain approximately 67% of the outstanding shares if all shares offered are
sold.       Camelot  will be the sole shareholder of all  outstanding  Preferred
Stock which is non-yielding, non-voting, non-convertible but has a preference over the Company common stock. There currently is no market and one may not
develop for the shares offered hereby.       Even if a market develops the price
may be extremely volatile. An investment in the securities offered hereby should be considered only by investors who can afford the loss of their entire investment.

Selected Financial Data

The following selected financial data should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The statement of operations data for the period from November 22, 1994 (inception) to April 30, 1995 and for the years ended April 30, 1996 and 1997 and the balance sheet data at April 30, 1996 and 1997 are derived from the financial statements of the Company, which have been audited by Lane Gorman Trubitt LLP, independent auditors, and are included elsewhere in this Prospectus, and are qualified by reference to such financial statements and the notes thereto. The balance sheet data at April 30, 1995 are derived from the financial statements of the Company which were also audited by Lane Gorman Trubitt LLP, which are not included herein. The selected financial data as of October 31, 1997, and for the quarter ended July 31, 1997 are derived from unaudited financial statements of the Company, which in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The historical results are not necessarily indicative of future results.

NOTE: The Company was formed on March 27, 1997. The numbers below include the activities of the subsidiaries, consider a predecessor business to the Company.


                        For the year ended
                             April 30,
                                            For  the period
                                            from   November
                                            22,        1994
                                            (inception) to
                                    1996         1995
                        1997
                          (In Thousands, Except Per Share
                                       Data)
Statement           of
Operations

Net Sales                1,158.4     483.8             94.1
Cost of Sales            1,435.0     547.2             45.5

Gross Profit             (276.6)    (63.4)            48l.6
Operating Expenses
   Marketing and Sales     304.8     449.7            115.1
   Product Development         -         -                -
       General     and   1,419.9     862.4            100.9
Administrative

       Total Operating   1,724.7   1,312.1            216.0
Expenses

Loss for Operations     (2,001.3  (1,375.5          (167.4)
                               )         )
Interest/Other  Income   (463.0)   (140.3)              0.2
(Expense)

Net Loss                (2,464.3  (1,515.8          (167.2)
                               )         )

Net loss per share (1)   (0.411)   (0.253)          (0.028)

Shares     used     in     6,000     6,000            6,000
computation of
   Net  loss per share
(1)


Balance Sheet Data
                           For the Years Ended April 30,

                            1997      1996             1995

Cash      and     Cash      76.5      26.2             67.9
Equivalents
Working        Capital     454.4  (2,003.3            131.2
(Deficiency)                             )
Total Assets               767.3   1,703.7            198.4
Long-Term Obligations,         -         -                -
Net     of     current
maturities
Stockholders' equity       553.4  (1,641.0            138.8
                                         )





                        For the Quarter Ended
                             (Unaudited)
                         July 31,    October
                           1997        31,
                                       1997
                         (In Thousands, Except
                                Per Share Data

Statement           of
Operations

Net Sales                      9.5        14.7
Cost of Sales                  2.1       150.2

Gross Profit                   7.4     (135.5)
Operating Expenses
   Marketing and Sales           -         0.4
   Product Development           -           -
       General     and        96.8        98.3
Administrative

       Total Operating        96.8        98.7
Expenses

Loss for Operations         (89.4)     (234.2)
Interest/Other  Income           1           -
(Expense)

Net Loss                    (88.4)     (234.2)

Net loss per share (1)     (0.015)     (0.039)

Shares     used     in       6,000       6,000
computation of
   Net  loss per share
(1)


Balance Sheet Data

                                                      As        As
                                                Adjusted  Adjusted
                                                 Minimum   Maximum
                                                     (1)       (2)


Cash      and     Cash         4.0         3.7     203.7  11,903.7
Equivalents
Working        Capital       373.9       204.1     404.1  12,104.1
(Deficiency)
Total Assets                 717.5       541.8     741.8  12,441.8
Long-Term Obligations,           -           -         -         -
Net     of     current
maturities
Stockholders' equity         495.1       264.0     864.0  12,164.0



(1) To give effect to the sale of 62,500 Shares by the Company in this offering less offering expenses of $50,000.
(2) To give effect to the sale of 3,000,000 Shares by the Company in this offering less offering expenses of $100,000.
(3) Including subsidiaries operating six retail store units (now closed) and software distribution to third parties (now discontinued).

                                   THE COMPANY

mrcdrom.com was founded on March 27, 1997 by Camelot to offer over 2,000 titles of computer software to the public by means of a site on the World Wide Web
("Web").       The  Company  was  created as  a  successor  to  software  stores
previously  operated  and subsequently closed by Camelot.       The  Company  is
developing a new catalogue which will offer more than 10,000 titles. mrcdrom.com intends to offer its customers the widest selection of one stop computer software shopping through a secure site. A secure site uses encryption technology to encode, decode and recode messages sent between the site and a customer's computer. The purpose of the encryption is to prevent third parties from intercepting and reading the messages sent between the computers. Shoppers will be able to receive information and purchase the latest computer software titles including many hard-to-find titles. mrcdrom.com will have unlimited shelf space through relationships with vendors who will supply titles as needed, without the accompanying expense of a store front, and related personnel. mrcdrom.com has an agreement with Ingram Micro, a major distributor, and in excess of 130 publishers which enable it to expand its product line without carrying any additional inventory. The distributor will provide direct shipment to the customer if required by mrcdrom.com. The publishers will require mrcdrom.com or subsidiaries to purchase and ship to customers. The intended plan is to have a distribution or publisher directly ship to customers thereby eliminating the need for mrcdrom.com to maintain high levels of inventory. The Company has not developed these relationships yet and there can be no assurances that the Company will be able to establish any such relationships. Purchasing software from mrcdrom.com is more convenient because on-line shopping can occur 24 hours a day with no reason for shoppers to leave the comfort of their own home.

mrcdrom.com  began test marketing its Internet catalogue on April 3,  1997.  The
Company is still refining the catalogue and with no marketing effort has had sales of $5,164 from April 3, 1997 until August 1, 1997. The Company has incurred $2,375,170 funds on research and development in fiscal year 1997 to establish the catalogue. On March 31, 1997, it acquired $ 511,428 of computer software inventory, proprietary web design software, the trademark "mrcdrom", cash, and other assets for the issuance of 6,000,000 common shares from Camelot. The value of the assets received from Camelot was the audited book value of the assets. In addition, the value of the inventory was decreased by approximately one third to reach the value. The preferred stock was issued at a dollar per share value. Camelot also transferred all shares owned by it in related retail and wholesale companies which became wholly owned subsidiaries of the Company. As a result of these actions by Camelot and the Company, the Company has had previous operations but not in the Internet commerce market.

Camelot, previous to establishing the Company, operated software stores  in  the
Dallas metropolitan area. These stores were closed by Camelot when it was determined that those operations were not viable. Camelot transferred the assets it owned from the stores to the Company. In contrast, the Company believes its operations will be successful because the Company does not have the overhead from real estate, fixtures and store personnel. The Company hopes to capitalize on lower operating costs to operate profitability.

Management believes that mrcdrom.com is one of a few Internet catalogues offering over 2,000 software titles through its web site. The Company is developing a new catalogue which is intended to offer over 10,000 items. By offering customers an authoritative selection of more than 10,000 software titles, as well as competitive pricing and outstanding customer service, mrcdrom.com believes it has the ability to achieve the most recognized and used Internet catalogue among online software retailers.

Customers can access the mrcdrom.com catalogue through the web site http://www.mrcdrom.com. A customer can order software, run searches in various categories, and can check order status. Customers simply click on buttons to add or remove software in their virtual shopping baskets up to the time of making the final purchase decision. To execute an order, customers click on the buy button and are prompted to supply shipping and payment details through secure order processing. Shipping is generally done through United Parcel Service though the Company has the ability to ship through the U. S. Post Office, or Federal Express, if requested by a customer or otherwise required. Customers provide payment to the Company prior to shipment to reduce the Company's exposure to credit risk. The Company uses a secure unaffiliated third party proprietary software which obtains payment electronically, from the customers checking account or credit card as determined by the customer. This method permits the Company to confirm payment prior to shipment thereby reducing any credit risk. A customer has the option to return the product or dispute the charge so not all risk is eliminated.

The market for computer software has grown dramatically in recent years but online selling represents only a small percentage. The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium.

The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogues and television shopping have done. Unlike traditional retail channels, online retailers do not have the burdensome costs of managing and maintaining a significant retail store infrastructure or the continuous printing and mailing costs of catalogue marketing. Because of the above advantages over traditional retailers, i.e. ability to reach customers worldwide simply by being on the Web and decreased overhead costs, online retailers have the potential to build a large, global customer base quickly and to achieve economic returns generally better than store front retailers over the long term. An increasingly broad base of products is being sold successfully online, including computers, travel services, brokerage services, automobiles, music, and books. However, as the Internet is a fairly new commercial medium there can be no assurance of wide spread acceptance in the volumes necessary for the Company to make a profit. Additionally, the technology both in terms of the medium on which the products are sold and the products themselves may have an adverse impact on the Company's ability to sell enough product in a volume sufficient to make a profit for the Company. The Company will initially have the catalogue available in just English. Management believes that a majority of those areas around the world
which use computers and the Internet speak English.          However, management
anticipates the need to add additional languages thereby reaching more of the globe and increasing its potential customer base.

Camelot, which previously operated retail stores selling primarily CD-ROM software, established the Company to move out of what it considered to be a highly competitive, saturated market to a new much larger market. The Company believes that as Internet users are already computer users they provide a ready market. Further, the economics of having a wide range of titles without the overhead of real estate costs and personnel to staff the stores offers a chance for profits with a profit margin lower than traditional store front retailing. These factors will allow the Company to reach more potential customers at a lower cost per customer. The provision of publisher descriptions offered in the catalogue enables customers to make informed decisions.

The Company believes the Internet is a new means of communication and is beginning to become an accepted method of commerce. However, not all households and businesses have access to the Internet nor have all individuals who purchase software accepted the Internet for making purchases, i.e. completing the sale. By having the catalogue solely on the Internet, the Company limits its reach to a specific consumer base i.e. computer users who accept and use the Internet to locate and purchase goods.

It is expected, that the initial growth rate of web "hits" [i.e. visits to the site without necessarily any purchases] will be relatively large with that rate stabilizing at a lower growth rate. It is expected that a percentage of hits on a web site will result in sales. As the number of hits increases the opportunity for a purchase from the public increases. For instance, if ten percent  of  all  hits  result in a purchase, having  100  hits  results  in  10 purchases but 1,000 hits results in 100 purchases. The rate at which hits result in a purchase may decrease as the number of hits increases so in the last example 1,000 hits may only result in 90 purchases. An analogy would be the mailing of marketing material results in contacts by potential customers. The increase in the number of pieces mailed does not increase the percentage of potential customer contacts. Thus Management believes that as the number of hits increases the number of purchases will increase, even if the percentage of conversions from hits to purchases decreases.

The Company was incorporated on March 27, 1997 in Delaware. The Company was incorporated by Camelot Corporation and is presently a wholly owned subsidiary. Further Camelot exchanged the common shares it owned in Mr. CD-ROM Stores, Inc. and Camelot Distributing, Inc. and two other inactive companies for preferred shares of mrcdrom.com, inc. The Company's headquarters are located at 2415 Midway, Suite 115, Carrollton, Texas 75006. Its telephone number is (972) 713-2609. Information other than the Prospectus contained on the Company's web site will not be deemed to be a part of this Prospectus but is available for review at http://www.mrcdrom.com. mrcdrom is a trademark of the Company and all other trademarks are the respective trademarks of their owners.

                                  RISK FACTORS

In addition to the other information contained in this Prospectus, Investors should carefully consider the following risk factors before making an investment decision concerning the common stock.

LIMITED OPERATING HISTORY The Company has no prior history in the Internet commerce field upon which investors may evaluate the Company's performance. Camelot previously operated software retail stores in the Dallas metropolitan area and then closed the stores due to what it believed was a very competitive, limited market. To date the Company has engaged in primarily organization efforts in relation to its Internet operations. Though it has previously operated in the retail area through its subsidiaries, the Company believes Internet commerce is substantially different from operating a store front. The Company has had no material sales from the Internet catalogue. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of new market development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, obtain, maintain and increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and transaction-processing systems, improve its web site, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

The Company believes that its success will depend to large extent on its ability to (a) extend its brand position, (b) provide its customers with outstanding value and a superior shopping experience, and (c) achieve sufficient sales volume to realize economies of scale. Accordingly, the Company intends to invest in site development and technology and operating infrastructure development. The Company also intends to offer attractive pricing programs, which will reduce its gross margins. As a result, the Company believes that it will incur operating losses for the next twelve (12) months. The Company expects to use a portion of the net proceeds of this offering to fund its operating losses. If such net proceeds, together with cash generated by operations, are insufficient to fund future operating losses, the Company may be required to raise additional funds. There can be no assurance that such financing will be available in amounts or on terms acceptable to the Company, if at all.

POTENTIAL FLUCUATIONS IN QUARTERLY OPERATING RESULTS; SEASONALITY As a company beginning operations in a new and rapidly changing market, the Company is unable to accurately forecast its revenues. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenues. Sales and operating generally depend on the volume of, timing of and ability to fulfill orders received, which are difficult to forecast without any historical trends. Further in an industry such as software new developments come at a rapid pace resulting in even historical comparisons being of limited value. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures would have an immediate adverse effect on the Company's business, prospects, financial condition and results of operation. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations. See "Business - Competition."

The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely effect the Company's quarterly operating results include (a) the Company's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction, (b) the Company's ability to manage inventory and fulfillment operations and maintain gross margins, (c) the announcement or introduction of new sites, services and products by the Company and its competitors, (d) price competition or higher wholesale prices in the industry, (e) the level of use of the internet and online services and increasing consumer acceptance of the Internet and other online services for the purchase of consumer products such as those offered by the Company (f) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner, (g) the level of traffic on the Company's web site (h) technical difficulties, system downtime or Internet brownouts, (i) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (j) the number of popular software titles introduced, (k) the level of merchandise returns, (l) governmental regulation and (m) general economic conditions specific to the Internet, online commerce and the software industry in total.

The  Company  expects seasonality in its sales.  Traditional  retail  sales  are greatest  in  the  fourth quarter of the calendar year and  software  sales,  in particular, seem to increase in the first quarter of the calendar year. Further, Internet usage historically drops during the summer months. As the operations of the Company in this market are new, there is no historical data to suggest the affect of seasonality on the revenues and profits of the Company.

RISK OF CAPACITY CONSTRAINTS; SYSTEM DEVELOPMENT RISKS In order to maximize the revenues from the sale of low margin products, high volumes must be achieved on the web site. Thus, the satisfactory performance, reliability and availability of the Company's web site, transaction-processing systems, and network infrastructure are critical to the Company's reputation and ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of the web site or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of the Company's product and service offering. Web sites experience periodic system interruptions, which the Company believes will occur from time to time. Any substantial increase in the volume of traffic on the Company's web site or the number of orders place by customers will require the Company to expand and upgrade further its technology, transaction-processing systems and network infrastructure. There can be no assurance that the Company will be able to accurately project the rate or timing to increases, if any, in the use of its web site or timely expand and upgrade its systems and infrastructure to accommodate such increases.

The Company uses systems for its web site developed by the Company's product development personnel, and software developed by outside vendor for the secured transactions namely Automated Transaction Services, Inc. There can be no assurance that the software developed internally will perform satisfactorily at the volume levels that are required to attain profits for the Company. The Company has expended salaries and license fees for both the internal and external software. Further, there can be no assurance that the Company will be able to modify either software to adapt to the increased volume if it occurs or any other standards that may later be adopted in order for online commerce to occur on the Internet.

RISK OF SYSTEM FAILURE; SINGLE SITE AND ORDER INTERFACE The Company's success, in particular its ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Its computer and communications hardware system was acquired from Camelot as part of Camelot's subscription for Company common shares. Substantially all of the Company's computer and communications hardware is located at a single leased facility in Carrollton, Texas. The Company's system could experience failure due to flood, power loss, telecommunications failure, break-ins, earthquake, and similar events. The Company presently has redundant systems however, they are located at the same site. Despite the implementation of network security measures by the Company, its servers are vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing risks could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISK OF MANAGING POTENTIAL GROWTH; NEW MANAGEMENT TEAM; LIMITED SENIOR MANAGEMENT RESOURCES The Company anticipates that significant expansion of its operations will be required to address potential growth in its customer base and market opportunities. This expansion will place a significant strain on the
Company's management, operational and financial resources. To manage the expected growth of its operations, the Company will be required to improve existing and implement new transaction-processing, operational and financial systems, procedures and controls, and to train and manage its employee base. The Company also will be required to expand its finance, administrative, and operations staff. Further, the Company's management will be required to maintain and expand its relationships with various distributors and publishers, freight companies, other web sites and other web service providers, the Internet and other online service providers and other third parties necessary to the Company's business. There can be no assurance that the Company's current and planned personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to hire, train, motivate and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

   DEPENDENCE   ON  WIDESPREAD  ACCEPTANCE  OF   ONLINE  COMMERCE   BY   GENERAL
PUBLIC.       The  Company's  future  revenues  and  any  future   profits   are
substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the Internet, the web and online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use the Internet and other online services. Products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. The Company relies on consumers who have historically used traditional means of commerce to purchase merchandise. For the Company to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information.

In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and online series generally and mrcdrom.com in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and other online services does not effectively support growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

   OUTSTANDING LIQUIDATION PREFERENCE SHARES. The Company currently has outstanding Preferred Shares, Series A issued to Camelot which is non-yielding, non-voting, and non-convertible but has a liquidation preference over the Common Stock including the Common Stock offered by this prospectus.

   COST OF MAINTAINING STATE OF THE ART TECHNOLOGY To remain competitive, the Company must continue to enhance and improve the responsiveness, functionality and features of the mrcdrom.com online catalogue. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render the Company's existing web site and proprietary technology and systems obsolete. The Company's success will depend, in part, on its ability to license technologies useful in its business, enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of web site and other proprietary technology entails significant technical and business risks. The development of web site and other proprietary technology entails significant technical and business risks. There can be no assurance that the Company will successfully use new technologies effectively or emerging industry standards. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, its business, prospects, financial condition and results of operations would be materially adversely affected. See "Business-Technology".

DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL The Company's performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel, particularly Daniel Wettreich, Chief Executive Officer and Chairman of the Board. The Company's performance also depends on the Company's ability to retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company does not have long-term employment agreements with any of its key personnel, other than Mr. Wettreich, and maintains no "key person" life insurance policies. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, merchandising, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract the necessary technical, managerial, merchandising, marketing and customer service personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "Business - Employees" and "Management".

ONLINE COMMERCE SECURITY RISKS A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission to confidential information, such as customer credit card and checking account numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of the Internet and other online services generally, and the web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third-party contractors involve the storage and transmission of proprietary information, such as credit card or checking account numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "Business-Technology".

   NEED TO REMAIN COMPETITIVE WITH INDUSTRY AND METHOD OF DELIVERY TO MARKET. The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, which competition the Company expects to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the software industry is intensely competitive. The Company will compete with a variety of other companies. These competitors include a) various other online vendors and publishers, such as Egghead.com; b) indirect online commerce providers like AOL and Microsoft who offer software of their own and others; c) retail vendors of software such as CompUSA, Computer City, and Best Buy.

The Company believes that the principal competitive factors in its market are brand recognition, selection, customer service, convenience, price, accessibility, reliability and speed of fulfillment. The Company's competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. In addition, online retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of the Company's competitors may be able to secure merchandise from publishers on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on the Company's business, prospects, financial condition and results of operation. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company. For example, companies that control access to transactions through network access or web browsers could promote the Company's competitors or charge the Company a substantial fee for inclusion.

   RISK OF LOSS OF MAJOR SUPPLIER FOR GOODS AND DELIVERY The Company carries minimal inventory and relies to a large extent on rapid fulfillment from vendors. The Company intends to get to a position where the vendors it uses will deliver to the Company's customers directly. There can be no assurances that the Company will be able to develop these relationships. The Company has no long-term contracts or arrangements with any of its vendors that guarantee the availability of merchandise, the continuation of particular payment terms or the extension of credit limits. The Company, through one of its subsidiaries, has a relationship with Ingram Micro a major distributor. The relationship permits purchasing, but does not include a long term contract. If this relationship were terminated the Company would be severely impacted in its ability to fulfill orders. In most cases the relationship is with a distributor and not the publisher of the software. There can be no assurance that the Company's current vendors will continue to sell merchandise to the Company on current terms or that the Company will be able to establish new or extend current vendor relationships to ensure acquisition of merchandise in a timely and efficient manner and on acceptable commercial terms. If the Company were unable to develop and maintain relationships with vendors that would allow it to obtain sufficient quantities of merchandise on acceptable commercial terms, its business, prospects, financial condition and results of operation would be materially adversely affect. See "Business - Warehousing and Fulfillment".

   RISKS  ASSOCIATED  WITH ENTRY INTO NEW BUSINESS AREAS       The  Company  may
choose to expand its operations by developing new web sites, promoting new or complementary products or sales formats, expanding its market presence through relationships with third parties. In addition, the Company may pursue the acquisition of new or complementary business, products or technologies, although it has no present understanding, commitments or agreements with respect to any material acquisitions or investments. There can be no assurance that the Company would be able to expand its efforts and operations in a cost-effective or timely manner or that any such efforts would increase overall market acceptance. Furthermore, any new business or web site launched by the Company that has not been favorably received by consumers could damage the Company's reputation or the mrcdrom.com brand. Expansion of the Company's operations in this manner would also require significant additional expenses and development, operations and editorial resources and would strain the Company's management, financial and operational resources. The lack of market acceptance of such efforts or the Company's inability to generate satisfactory revenues from such expanded services or products to offset their cost would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

   RISKS  DUE  TO  EXPENSE TO DEFEND TRADEMARK AND OTHER  INTELLECTUAL  PROPERTY
ASSETS.       The  Company  regards its copyrights, service  marks,  trademarks, trade dress, trade secrets and similar intellectual property as critical to its success, and relies on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The Company currently copyrights its catalogue and owns the trademark "mrcdrom.com". Applications have been made for international filings of mrcdrom.com. There can be no assurance that such international filings will result in granted trademarks. The Company pursues the registration of its trademarks and service marks in the U.S. and internationally, and has applied for the registration of certain of its trademarks and service marks. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which the Company's products and services are made available online. The Company expects that it may license in the future, certain of its proprietary rights or reputation, which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be assurance that other parties will not assert infringement claims against the Company. The Company is not currently aware of any legal proceedings pending against it. See "Business - Intellectual Property".

   RISK  OF  CHANGING  GOVERNMENTAL REGULATION AND UNCLEAR LEGAL  BOUNDARIES  AS
STATES  AND  NATIONAL  GOVERNMENT REGULATIONS EVOLVE       The  Company  is  not
currently subject to direct regulation by a domestic or foreign governmental agency, other than regulations applicable to business generally, and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand of the Company's products and services and increase the Company's cost of doing business, or otherwise have an adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales tax, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

   RISK  DUE TO THE CONTINUING EVOLUTION OF STATE SALES TAX COLLECTION       The
Company does not currently collect sales or other similar taxes in respect of shipments of goods into states other than Texas. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as the Company which engage in online commerce. In addition, any new operation in states outside Texas could subject shipments into such state sales taxes. A successful assertion by one or more state or any foreign county that the Company should collect sales or other similar taxes on the sale of merchandise could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

   RISK   DUE   TO   OF  CONCENTRATED  CONTROL  OF  THE  COMPANY    BY   CAMELOT
    Immediately upon completion of this offering the outstanding Common Stock will be beneficially owned approximately 67% by Camelot Corporation ("Camelot"). Camelot will hold an aggregate of approximately 67% of the outstanding voting power of the Company immediately upon completion of this offering. As a result, upon completion of this offering, Camelot will be able to (a) elect, or defeat the election of, any of the Company's directors, (b) amend or prevent amendment of the Company's certificate of Incorporation or Bylaws, or (c) effect or prevent a merger, sale of assets or other corporate transaction, and the Company public stockholders, for so long as they hold less than 50% of the outstanding voting power of the Company, will not be able to control the outcome of such transactions. The extent of ownership by Camelot may have the effect of preventing a change in control of the Company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could have an adverse effect on the market price of the Common Stock. See "Management," "Certain Transactions" and "Principal Stockholder".

NO PUBLIC MARKET Prior to this offering there has been no public market for the Company's Common Stock and there can be no assurance that an active public market for the Common Stock will develop, or if developed, be sustained after the offering, or that the market price of the Common Stock will not decline below the initial public offering price. See "Plan of Distribution".

POSSIBLE VOLATILITY OF STOCK PRICE The trading price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements or technological innovations, new sales formats or new products or services by the Company or its competitors, changes in financial estimates by securities analysts, conditions or trends in the Internet and online commerce industries, changes in the market valuations of other Internet, online service or retail companies, announcements by the Company of significant acquisitions, strategic partnerships, joint ventures or capital commitments, additions or departures of key personnel, sales of common stock and many other factors many of which are beyond the Company's control. In addition, the stock market in general, and the market for Internet-related and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.

   RISK RELATED  TO POSSIBLE ADVERSE EFFECT ON MARKET PRICE DUE TO THE NUMBER OF
SHARES  ELIGIBLE  FOR  FUTURE  SALE       Sales of substantial  amounts  of  the
Company's common stock in the public market after this offering could adversely affect prevailing market prices for the Common Stock. The 3,000,000 shares of Common Stock offered hereby will be freely tradable without restriction in the public market. Taking into account restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), and rules promulgated by the Securities and Exchange Commission (the "Commission") thereunder the number of additional shares that will be available for sale in the public market, subject in some cases to the volume and other restrictions of Rule 144 under the Securities Act, will be as follows: approximately 6,000,000 additional shares will be eligible for sale beginning March 28, 1998. In addition, the Company intends to file a registration statement on Form S-8 under the Securities Act approximately 180 days after the date of this Prospectus to register approximately 500,000 shares of Common Stock reserved for issuance under the Company Stock Option Plans. See "Description of Capital Stock" and "Shares Eligible for Future Sale".

ANTITAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS Upon the closing of this offering, the Company's Board of Directors will have the authority to issue up to 1,012,248 in addition to the already issued 3,987,752 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of holders of Common Stock will be subject to, and may be adversely affected by the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred
Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's Certificate of Incorporation and Bylaws and Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company. See "Description of Capital Stock".

MANAGEMENT HAS BROAD DISCRETION IN USE OF PROCEEDS The Company has not designated any specific use for the net proceeds from the sale by the Company of the Common Stock offered hereby. The Company expects to use the net proceeds for general corporate purposes, including working capital to fund anticipated operating losses, marketing expenses and capital expenditures. A portion of net proceeds may also be used to acquire or invest in complementary businesses, products and technologies. From time to time, in the ordinary course of business, the Company expects to evaluate potential acquisitions or such business, products or technologies. However, the Company has no present understandings, commitments, or agreements with respect to any material
acquisition  or  investment.   Accordingly,  management  will  have  significant
flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "Use of Proceeds".

IMMEDIATE AND SUBSTANTIAL DILUTION The initial public offering price is substantially higher than the book value per outstanding share of Common Stock. Accordingly, purchasers in this offering will suffer an immediate and substantial dilution of $3.882 per share and $2.62 per share (minimum and maximum offering respectively) in the net tangible book value of the Common Stock from the initial public offering price. Additional dilution will occur upon exercise of outstanding options granted by the Company. See "Dilution".

ARBITRARY DETERMINATION OF OFFERING PRICE The offering price of the Common Shares was arbitrarily determined by the Company, and may not be indicative of the market price of the Common Shares after this offering. Among the factors considered in establishing the offering price were the proceeds to be raised by the Company, the percentage of ownership to be held by investors in this offering, the experience of Company management and the current market conditions in the over-the counter securities market. Accordingly, there is no relationship whatsoever between the offering price and the assets, earnings or book value of the Company, or any other recognized criteria of value. See "Plan of Distribution".

ESCROW OF INVESTORS' FUNDS PENDING SALE OF MINIMUM NUMBER OF SHARES OFFERED Under the terms of this offering, the Company is offering the Shares on a "maximum/minimum, best efforts" basis. If the minimum number of Shares is sold, the remaining 2,937,500 Shares will be offered on a "best efforts" basis until all the shares are sold or the offering period ends, whichever occurs first, unless the offering is terminated earlier by the Company. Therefore, no commitment exists by anyone to purchase all or any part of the Shares offered hereby. Consequently, as there is no assurance that the minimum number of Shares being offered will be sold, subscribers' funds may be escrowed for as long as 90 days (or a period of 180 days if the offering period is extended by the Company). Investors, therefore will not have the use of any funds paid for the purchase of Shares during the offering period. In the event that the minimum number of Shares offered hereby are not sold within the offering period, subscribers' funds will then be promptly returned without interest, and the offering will be withdrawn. See "Plan of Distribution".

RISKS OF LOW-PRICED STOCK; POSSIBLE EFFECT OF "PENNY STOCK" RULES OF LIQUIDITY OF THE COMPANY'S SECURITIES There can be no assurance that the Company's Common Stock will not become subject to certain rules and regulations promulgated by the Commission pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). Such rules and regulations impose strict sales practice requirements on broker-dealers who sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by Penny Stock Rules, a broker-dealer must make a special suitability determination for the purchaser and must have received the purchase's written consent for the transaction prior to sale. Consequently, such rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the Shares acquired hereby in the Secondary market.

The Penny Stock Rules generally define a "penny stock" to be any security not listed on an exchange or not authorized for quotation on the NASDAQ Stock Market and has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), the rules require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the market for penny stocks. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on an exchange or quoted on the Nasdaq Stock Market and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible asset or average revenue criteria. The Company will trade on the Nasdaq OTC Bulletin Board and there can be no assurance that the Company's securities will qualify for exemption from the Penny Stock Rules. In any event, even if the Company's securities were exempt from the Penny Stock Rules, they would remain subject to
Section 15(h)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's Shares were subject to the rules on penny stocks, the market liquidity for the Company's Shares could be severely adversely affected.

                                 USE OF PROCEEDS

The net proceeds to the Company from the sale of the minimum number of shares offered (62,500) will be $200,000 and from the sale of the maximum number of shares offered (3,000,000) will be $11,900,000 at an initial public offering price of $4.00 per share and after deducting the estimated offering expenses of approximately $50,000 if the minimum shares offered are sold or $100,000 if the maximum shares offered are sold.

The principal purposes of this offering are to obtain additional capital, to create a public market for the Common Stock, to facilitate future access by the Company to public equity markets, and to provide increased visibility and credibility in a marketplace where many of the Company's current and potential competitors are or will be publicly held companies. The Company intends to use the proceeds of this offering for general corporate purposes. The Company has no specific plan for the net proceeds of the offering. The Company expects to use the net proceeds for general corporate purposes, including working capital to fund anticipated operating losses, marketing expenses and capital expenditures. If there are funds left, a portion of net proceeds may also be used to acquire or invest in complementary businesses, products and technologies. From time to time, in the ordinary course of business, the Company expects to evaluate potential acquisitions of such business, products or technologies. However, the Company has no present understanding, commitments or agreements with respect to any material acquisitions or investments. Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short-term, interest-bearing, investment-grade securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

                                 DIVIDEND POLICY

The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any future earnings of its business, and therefore does not anticipate paying any cash dividends in the foreseeable future.



                                    DILUTION

As of April 30, 1997, there were 6,000,000 Shares of the Company's Common Stock outstanding having a net tangible book value of $ 516,249 or approximately $
0.086 per share. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities and intangible assets) divided by the number of shares of Common Stock outstanding. Upon completion of this offering, there will be 6,062,500 shares of the Company's Common Stock outstanding having a net tangible book value of approximately $ 716,249 or approximately $0.118 per share if the minimum number of Shares is sold; and 9,000,000 shares of the Company's Common Stock outstanding having a net tangible book value of approximately $12,416,249 or approximately $ 1.38 per share if the maximum number of Shares is sold. The net tangible book value of each share will have increased by approximately $ 0.032 per share to present stockholders, and decreased by approximately $ 3.882 per share (a dilution of 97%) to public investors if the minimum number of Shares is sold, and the net tangible book value of each share will have increased by approximately $1.29 per share to the present stockholders and decreased by approximately $2.62 per share (a dilution of 66%) to public investors if the maximum number of Shares is sold.

Dilution represents the difference between the public offering price and the net tangible book value per share immediately after the completion of the public offering. Dilution arises mainly from the arbitrary decision by the Company as to the offering price per share. Dilution of the value of the Shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding and in part to expenses which are, or may be, incurred in connection with the offering of the Shares. The following table illustrates this dilution:

            ASSUMING MINIMUM NUMBER OF SHARES SOLD

Price    Paid   Per   Share   by    Present  $0.11
Shareholders
Public Offering Price Per Share              $4.00
Net  Tangible Book Value Per Share,  Before  $0.086
Offering
Increase Per Share Attributable to  Payment  $0.032
by Public Investors
Net  Tangible  Book Value Per Share,  After  $0.118
Offering
Dilution to Public Investors Per Share       $3.882

            ASSUMING MAXIMUM NUMBER OF SHARES SOLD

Price    Paid   Per   Share   by    Present  $0.11
Shareholders
Public Offering Price Per Share              $4.00
Net  Tangible Book Value Per Share,  Before  $0.086
Offering
Increase Per Share Attributable to  Payment  $1.29
by Public Investors
Net  Tangible  Book Value Per Share,  After  $1.38
Offering
Dilution to Public Investors Per Share       $2.62


                                    BUSINESS

All statements, trend analysis and other information contained in this Prospectus relative to markets for the Company's products and trends in net sales, gross margin and anticipated expense levels, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend" and other similar expressions, constitute forward-looking statements. These forward-looking statements are subject to business and economic risks, and the Company's actual results of operations may differ materially from those contained in the forward-looking statements. No investor should participate in this offering unless such investor can afford a complete loss of their entire investment.

mrcdrom.com, inc. was established by Camelot to offer an Internet software catalogue. Camelot presently owns all the outstanding shares of the Company. Camelot has restructured its former retail operations and mrcdrom.com, inc. is the owner of all the outstanding shares of Mr. CD-ROM Stores, Inc. which previously operated retail stores selling primarily CD-ROM Software in Dallas, Texas. These stores were closed as management felt the market could not support an upscale software retailer. The Company will offer its customers value through innovative use of technology, broad selection, high-quality content, a high level of customer service, and competitive pricing. As an online software catalogue, mrcdrom.com, has virtually unlimited online shelf space and can offer a large selection through an efficient search and retrieval interface. The current catalogue offers approximately 2,000 titles and the Company is developing a new catalogue which will offer more than 10,000 titles. Beyond the benefits of selection, purchasing software from mrcdrom.com is more convenient than shopping in a physical store because online shopping can be done 24 hours a day and does not require a trip to a store. Furthermore, mrcdrom.com's limited investment in inventory, lack of investment in expensive retail real estate and reduced personnel requirements give it meaningful structural economic advantages relative to traditional retailers. See "Risk Factors - Limited Operating History".

Inventory owned as a result of the closing of the retail stores was transferred to mrcdrom.com, inc. Publisher relationships developed for the Mr. CD-ROM Stores will be continued for mrcdrom.com, inc. through Camelot Distributing, Inc.

INDUSTRY BACKGROUND

Growth of the Internet and Online Commerce

The  Internet  is  an increasingly significant global medium of  communications,
content  and online commerce.          Growth in Internet usage has been  fueled
by a number of factors, including the large and growing installed base of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers.

The  increasing functionality, accessibility and overall usage of  the  Internet and online services have made them an attractive commercial medium. The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogs and television shopping have done. Online retailers can interact directly with customers by frequently adjusting their featured selections, editorial insights, shopping interfaces, pricing and visual presentations. The minimal cost to publish on the web, the ability to reach and serve a large and global group of customers electronically from a central location, and the potential for personalized low-cost customer interaction provide additional economic benefits for online retailers. Unlike traditional retail channels, online retailers do not have the burdensome costs of managing and maintaining a significant retail store infrastructure or the continuous printing and mailing costs of catalogue marketing. Because of these advantages over traditional retailers, online retailers have the potential to build a large, global customer base quickly and to achieve superior economic returns over the long term. An increasingly broad base of products is being sold successfully online, including computers, travel services, brokerage services, automobiles and music, and books.

Traditional Software Retailing

Several characteristics of traditional software retailing have created inefficiencies for all participants. Physical store-based retailers must make significant investments in inventory, real estate and personnel for each retail location. This capital and real estate intensive business model, among other things, limits the amount of inventory that can be economically carried in any location. The average store limits customer selection and available retail shelf space for the majority of published titles. In addition, software publishers typically offer generous rights of return to their customers and, as a result, effectively bear the risk of their customers' demand forecasting which encourages overordering. As a result, returns are high, creating substantial additional costs. Finally, traditional retailers cannot easily obtain demographic and behavioral personalized services.

THE MRCDROM.COM, INC. SOLUTION

mrcdrom.com, inc. was founded to capitalize on the opportunity for online retailing. The Company believes that the software industry is particularly suited to online retailing for many compelling reasons. An online retailer has virtually unlimited online shelf space limited only by its connections with suppliers, and can offer customers a large selection through an efficient search and retrieval interface. This is particularly valuable in the software market because the extraordinary number of different items precludes even the largest physical store from economically stocking more than a small minority of available titles. In addition, by serving a large and global market through centralized distribution and operations, online retailers can realize significant structural cost advantages relative to traditional retailers. Furthermore, unlike with clothing or other personal products, consumers can make educated purchase decisions using online information. In addition, the demographic overlap between frequent buyers and Internet users is high. Further, online selling promises significant benefits for publishers because centralized distribution is believed to greatly reduce product returns and because consumers preference information can be efficiently captured and utilized. By offering customers an authoritative selection of titles, as well as competitive pricing and outstanding customer service, mrcdrom.com, inc. believes it can achieve a preeminent position among online retailers. Key components of the mrcdrom.com solution include:

      Selection. mrcdrom.com will offer a breadth of selection that would be economically impractical to stock in a physical store or to include in a mail-order catalogue. mrcdrom.com currently offers more than 2,000 titles through a consistent search and retrieval interface and is designing a catalogue which will offer over 10,000 items.

      Online Economics. As an online seller, mrcdrom.com will enjoy economic advantages relative to traditional retailers. As a result of its online business model and centralized distribution, mrcdrom.com can offer significantly improved inventory turnover, and eliminates investment in expensive retail real estate and dramatically reduced personnel requirements. Further, mrcdrom.com intends to serve a global market through centralized operations.

      Customer Convenience. Beyond the benefits of selection, purchasing from mrcdrom.com is more convenient than shopping in a physical store because the mrcdrom.com catalogue is open 24 hours per day and shopping does not require a trip to a store. Software can be shipped directly to the customers home or office. The Company believes that customers may buy more software because they have more hours to shop, can act immediately on a purchase impulse and can locate software that is hard to find. Because the mrcdrom.com online catalogue has a global reach, it can deliver an extremely broad selection to customers in rural, international or other locations that cannot support large-scale physical stores. At the present time it is limited to only English. International sales may be limited by U.S. Export restrictions, publisher limitations and compatibility problems between the software and computer systems. Payment is required in U.S. funds. Any disputes cannot be readily settled in the courts and thus these sales have an element of risk. However, as the Company requires payment prior to shipping there is less risk to the Company

      Compelling Content. mrcdrom.com will deliver relevant, informative and other content, including reviews. In addition, it will offer reviews by other users, and third-party reviewers who can provide diverse and often stimulative points of view to inform and entertain customers while shopping.

      Personalized Service. Over time, the Company can accumulate substantial behavior and preference information that will allow it to provide increasingly rich value-added services to its customers and suppliers.

      Benefits to Vendors. mrcdrom.com methods of online retailing offer substantial benefits to publishers. Because mrcdrom.com incorporates centralized distribution and orders most products based on actual customer demand, it believes that its returns to publishers and wholesalers will be significantly below industry norms. The Company believes its market approach may increase sales of many second- and third-tier titles that are not typically stocked in physical stores. In addition, the Company believes it will be able to help publishers target customers for particular product offerings.

STRATEGY

mrcdrom.com's  objective  is  to  be the leading  online  retailer  of  computer
software.   The  Company  plans to attain this goal through  the  following  key strategies:

      Create Customer Loyalty. The Company's goal is to be a leading source for software by delivering to its customers the benefits of online commerce. mrcdrom.com offers its customers value through innovative use of technology, broad selection, high-quality shopping experience through informative and editorial content, as well as simple and efficient navigation and search capabilities.

      Build Brand Recognition. The Company's strategy is to promote, advertise and increase its brand equity and visibility through excellent service and a variety of marketing and promotional techniques, including advertising on leading Web sites and other media, conducting an ongoing public relations campaign and developing business alliances and partnerships. This will require a large expenditure of funds that will initially come from this offering and the amount of funds raised here will be a large factor in determining the amount of advertising conducted.

      Create a Superior Economic Model. Because it is not burdened by the costs or legacy of physical store network and related personnel, the Company believes it has an inherent economic advantage relative to traditional retailers. The Company's goal is to capitalize on this advantage by aggressively driving revenue growth to achieve economies of scale and by incorporating technological advances throughout its business.

      Maintain Technology. A state-of-the-art interactive commerce platform is necessary to enhance the mrcdrom.com service, and leverage the unique characteristics of online retailing. mrcdrom.com will continue to expend efforts developing, acquiring and implementing technology-driven enhancements to its Web site and transaction-processing systems. Among other technology objectives, the Company intends to make the user interface as intuitive, engaging and fast as possible and continuously improve the efficiency of its fulfillment activities.

     Build Vendor Relationships. The Company will seek to utilize the structural advantages inherent in its business model to build strong relationships with its vendors. The demographic and purchasing data that will be accumulated by the Company will enable it to help publishers target customers for particular product offering. Through targeted marketing and virtually unlimited online shelf space, the Company can offer publishers enhanced promotional opportunities for new titles and second- and third-tier titles.

     Pursue Incremental Revenue. The Company intends to leverage its brand, online commerce experience, operating infrastructure and customer base to broaden its presence and develop additional revenue opportunities. The Company will consider developing incremental revenue through affiliated or related sites, related product areas, geographic expansion or acquisition of complementary businesses, products or technologies. Finally, the Company's customer demographic and substantial site traffic create a meaningful opportunity for advertising sales.

THE MRCDROM.COM ONLINE CATALOGUE

Customers open the mrcdrom.com catalogue through the Company's Web site and, in addition to ordering software, can conduct targeted searches, browse from among highlighted selections and participate in promotions and check order status.

      Browsing. The mrcdrom.com site offers visitors a variety of highlighted subject areas and special features. As a customer proceeds through the catalogue, he or she encounters featured software. Clicking with the mouse on any of these images pulls up more information about the featured software, as well as button which, if clicked on, adds the software to the customer's order.

     Searching. A primary feature of mrcdrom.com is its interactive, searchable catalogue. The Company provides a selection of search tools to find software based on title, subject, keyword, or publishers. The Company licenses some of its catalogue and other information from third parties.

      Online Community. By creating an online community, the Company hopes to provide customers with an inviting and familiar experience that will encourage them to return frequently to the site and to interact with other users, and that will promote loyalty and repeat purchase.

      Ordering. To purchase customers simply click on a button to add items to their virtual shopping baskets. Customers can add and subtract from their shopping baskets as they browse, prior to making a final purchase decision, just as in a physical store. To execute orders, customers click on the buy button and are prompted to supply shipping and payment details. This information is stored on the Company's secure server and need not be provided again by repeat registered customers. The personal password allows repeat customers to automatically access their previously provided shipping and payment information. The payment is electronically submitted using a customers checking account or charge cards. There is a small fee paid by the Company per transaction. The availability of funds or ability to charge is confirmed prior to shipment. The Company's system automatically confirms each order by e-mail to the customer within minutes after the order is placed and advises customers by e-mail shortly after orders are shipped.

      Availability and Fulfillment. Some of the Company's titles are available for immediate shipment, others are available for shipment within 48 to 72 hours and the remainder of titles are generally available within four to six weeks. Customers select from a variety of delivery options, including overnight and various international shipping options. The Company uses e-mail to notify customers of order status under various conditions. The Company seeks to provide rapid and reliable fulfillment of customer orders, and intends to continue to improve its availability and fulfillment in the future. The Company offers shipment via UPS, U.S. Mail or Federal Express at the customer option with a charge paid by the customer separate and apart from the product charges.

MARKETING AND PROMOTION

mrcdrom.com's marketing strategy is designed to strengthen the mrcdrom.com brand name, increase customer traffic to the mrcdrom.com catalogue, build strong customer loyalty, maximize repeat purchases and develop incremental revenue opportunities.

mrcdrom.com intends to build customer loyalty by creative and flexible merchandising. The Internet allows rapid and effective experimentation and analysis, and instant user feedback which the Company intends to incorporate in its merchandising. The Company seeks to increase the number of visitors that make a purchase, to encourage repeat visits and purchases and to extend customer retention. Loyal, satisfied customers also generate word-of-mouth advertising and awareness, and are able to reach thousands of other customers and potential customers because of the reach of online communications.

The Company intends to place advertisements on various high-profile and high-traffic Web sites. These advertisements usually will take the form of banners that encourage readers to click through directly to the mrcdrom.com web site.

CUSTOMER SERVICE

The Company believes that its ability to establish and maintain long-term relationships with its customers and encourage repeat visits and purchases depends, in part, on the strength of its customer support and service operations and staff. The Company has sought support personnel who have experience in this field. Though the Company has presently limited the size of this department, if the revenues of the Company increase and the customers service demands increase the Company will expand the customer service department with experienced customer service representatives. mrcdrom.com offers e-mail addresses to enable customers to request information and to encourage feedback and suggestions. The Company's customer support and service personnel are responsible for handling general customer inquiries, answering customer questions about the ordering process, and investigating the status of orders, shipments and payments. Customers who are reluctant to enter their credit card or checking account numbers through the Web site may call or e-mail in their orders.

WAREHOUSING AND FULFILLMENT

The Company sources product from a network of distributors and publishers, however its primary source is one major distributor, Ingram Micro. . The Company carries minimal inventory and relies to a large extent on rapid fulfillment from major distributors and wholesalers which carry a broad selection of titles. As the Company relies on outside vendors there is the risk the Company cannot fill an order(s) thereby losing customers resulting in word of mouth which can be very damaging on the Internet.

TECHNOLOGY

The Company uses a set of applications for accepting and validating customer orders, organizing, placing and managing orders with the Company's warehouse or suppliers as appropriate, receiving product and assigning it to customer orders, and managing shipment to customers based on various ordering criteria. The Company's transaction-processing systems manage the process of accepting, authorizing and charging customer credit cards or checking accounts. In addition, the Company's systems allow it to maintain ongoing automated e-mail communications with customers at a negligible incremental cost. These systems automate many routine communications entirely, facilitate management or customer e-mail inquiries and allow customers to check order status, change their e-mail address or password. As the Company has only been operating for less that six
(6) months its systems have not been heavily tested "in action". As such there is the risk that increased volume may uncover problems in the system.

Systems administrators and managers monitor and operate the Company's Web site, network operations and transaction-processing systems. The continued uninterrupted operation of the Company's Web site and transaction-processing systems is essential to its business, and it is the job of the operations staff to ensure, to the greatest extent possible, the reliability of the Company's Web site and transaction-processing systems. The Company initially used the services of Camelot Internet Access Services, Inc. an affiliated company to obtain connectivity to the Internet over dedicated T1 lines. The Company has determined to use outside third parties to obtain connectivity to the Internet in a more economical manner.

The Company's transaction-processing system is not integrated with the remainder of the Company's accounting and financial systems. As a result, the Company's current management information system, which produces requested operational reports, is inefficient with respect to traditional accounting-oriented reporting and requires a significant amount of manual effort to prepare information for financial and accounting reporting.

   Management has reviewed the software used in its technology. Management has been assured by outside vendors, where appropriate, or internal staff that its software is Year 2000 compliant. Management does not believe there will be any Year 2000 compliant issues (the cost of making its internal systems Year 2000 compliant as well as the cost to the Company of making its clients' systems Year 2000 compliant where it is obligated to do so) and if any issues arise they will not have a major impact on its operations. See "Risk Factors - Risk
Capacity Constraints; System Development Risks," "-Risk of System Failure; Single Site and Order Interface" and "- Online Commerce Security Risks".

INTELLECTUAL PROPERTY

The Company regards its copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success, and customers, partners and others to protect its proprietary rights. The Company pursues the registration of its trademarks and service marks in the U.S. and internationally, and has obtained registered trademarks. Effective trademark, service mark, copyright and trade secret protection may not be available in every county in which the Company's products and services are made available online. The Company expects that it may license in the future, certain of its proprietary rights, such as trademarks or copyrighted material, to third parties. While the Company attempts to ensure that the quality of its brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of the Company's proprietary rights or reputation, which could have a material adverse affect on the Company's business, prospects, financial condition and results of operations. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Company. The Company expects to be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by the Company and its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

                                   COMPETITION

The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, which competition the Company expects to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the retail software industry is intensely competitive. The Company currently or potentially competes with a variety of other companies. These competitors include (i) various online sellers and vendors of other information-based products; i.e. Egghead.com, Inc., (ii) a number of indirect competitors that specialize in online commerce or derive a substantial portion of their revenues from online commerce, including AOL and Microsoft Corporation, through which other stores may offer products, and (iii) retail vendors with significant brand awareness, sales volume and customer.

The Company believes that the principal competitive factors in its market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. In addition, online retailers may be acquired by, receive investments from or enter into other commercial relationships with large, well-established and well-financed companies as use of the Internet and other online services increases. Certain of the Company's competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company. In addition, companies that control access to transactions through network access or Web browsers could promote the Company's competitors or charge the Company a substantial fee for inclusion. See "Risk Factors - Competition".

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

mrcdrom.com was formed on March 27, 1997 to offer computer software to the public by means of a site on the World Wide Web ("Web"). The Company was created by Camelot to capitalize on the emerging Internet commercial market. Camelot had offered CD-ROM software to the public through six retail stores, which are now closed. The financial statements of mrcdrom.com include its results of operations since inception on March 27, 1997 and those of its predecessors, Mr. CD-ROM Stores, Inc., Camelot Distributing, Inc., SAC Distributing, Inc., and Software @Cost + 10% Inc. during the period they were in operation. Camelot Distributing, Inc. and SAC Distributing, Inc. were established as support
operations  for the retail outlets.       As the historical financial statements
reflect entirely the previous retail and wholesale operations, management believes they are not indicative of future operations of the Company.

The Company's Prospectus must be considered in light of the risks, expenses and difficulties frequently encountered by companies moving into new markets, particularly companies in new and rapidly evolving markets such as online commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and management of growth. To address these risks, the Company must, among other things, maintain and increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and transaction-processing systems, improve its Web site, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RESULTS OF OPERATIONS

The historical financial statements, as noted above, reflect primarily the activities of the previous retail and wholesale operations in a limited, highly competitive and saturated market. The financial statements also reflect the overhead costs of six, now closed, storefronts which are not required with the Internet based method by which the Company intends to offer its products. The overhead costs are reflected in the prepaid expenses, office equipment, leasehold improvements, accounts payable and general and administration (store and support personnel). The increase in accounts payable is due to a distributing subsidiary's non-recurring sales to non-related entities, no longer a material portion of its business. Management determined that as the products were in a fast evolving industry, the obsolescence of the inventory needed to be accounted for and a reserve needed to be established. At the end of fiscal year 1996, management determined that the reserve amount should be $198,000. At the end of fiscal year 1997, a more complete analysis was conducted which included a reflection of the age of the inventory, and the level of sales both specific to the product and overall sales of the stores. This reserve was $494,744. During the second quarter of the fiscal year 1998, an additional reserve of $135,000 was recorded to reflect the lower competitive price changes made in the Internet catalogue.

The Statement of Operations reflect the progression of the operations from the beginning during the period November 1994 to April 1995 and through the subsequent fiscal years. The revenues, expenses, and losses steadily increased through the progression of the operations. During the fiscal year 1996, Management determined to open five (5) retail outlets in the Dallas, Texas area which dramatically increased the general and administrative expenses due to increased personnel, and lease expenses. The General and Administration item for the fiscal year 1996 was $1,272,213 compared to $214,831 in the fiscal year 1995. As the losses increased, as reflected in the Statement of Operations from $1,393,788 in the fiscal year 1996 and $2,464,292 in the fiscal year 1997, management determined that the overhead was too high. Further, the competitive nature of the business required the ability to reach a larger number of potential customers and keep expenses and prices down. Thus management determined to reduce the overhead by closing all the retail outlets and begin a new company, mrcdrom.com, inc., to offer the products using the medium of the World Wide Web. The Other Income(Expense) section for the fiscal year 1996 reflects a one time expense due to the closing of the stores described as loss on disposition of assets.

Dividends on Preferred Stock reflect dividends paid by Mr. CD-ROM Stores, Inc. to preferred shareholders. The stock was later reacquired and is no longer outstanding.

The Company did not have mailing or delivery costs in the previous operations but will have them as the catalogue sells goods. It intends to capitalize on the relationships developed with publishers, where possible, and third party distributors to supply product for the Internet catalogue thereby reducing any delivery costs. There can be no assurances that the Company's suppliers will deliver the products to the customers. The Company intends to use United Parcel Service, the U.S. Postal Service, and Federal Express as requested by the customers. The Company's customers are charged an amount to cover the costs of shipping and handling charges. If the Company's suppliers directly ship the products as the Company intends, the Company may not be required to purchase the inventory ahead of time thereby eliminating the possibility of inventory obsolescence which is reflected in the financial statements. The Company is also working to establish agreements which permit it to return items which become outdated.

As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to accurately forecast its revenues. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenues and are to a large extent fixed. The Company will have fees related to personnel, rent, fixtures, technology, maintenance, advertising and marketing. Sales and operating results generally depend on the volume of, timing of and ability to fulfill orders received, which are difficult to forecast. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures would have an immediate adverse effect on the Company's business, prospects, financial condition and results of operations. The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely affect the
Company's quarterly operating results include (i) the Company's ability to obtain and retain existing customers, attract new customers at a steady rate and maintain customer satisfaction, (ii) the Company's ability to manage inventory and fulfillment operations and maintain gross margins, (iii) the announcement or introduction of new sites, services and products by the Company and its competitors,  (iv) price competition or higher wholesale prices in the  industry
(v) the level of use of the Internet and online services and increasing consumer acceptance of the Internet and other online services for the purchase of consumer products such as offered by the Company, (vi) the Company's ability to upgrade and develop systems and infrastructure and attract new personnel in a timely and effective manner, (vii) the level of traffic on the Company's Web site, (viii) technical difficulties, system downtime or Internet brownouts, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (x) the number of software titles introduced during the period, (xi) the level of merchandise returns experienced by the Company, (xii) governmental regulation, and (xiii) general economic conditions and economic conditions specific to the Internet, online commerce and the software industry. The Company expects that it will experience seasonality in its business, reflecting a combination of seasonal fluctuations in Internet usage and traditional retail seasonality patterns. Internet usage and the rate of Internet growth may be expected to decline during the summer. Further, sales in the traditional retail industry are significantly higher in the fourth calendar quarter of each year than in the preceding three quarters. Due to the foregoing factors, in one or more future quarters the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Common Stock would likely be materially adversely affected. See "Risk Factors - Potential Fluctuations in Quarterly Results; Seasonality".

LIQUIDITY AND CAPITAL RESOURCES

The Company's subsidiaries previous operations comprising retail stores and software wholesaling have not resulted in profits to date. The fiscal year ended April 30, 1997 reflect almost a full years operations for the six stores all of which are now closed, resulting in losses. The Company's subsidiaries have been able to raise the funds necessary to continue to operate through advances from affiliates and the issuance of common stock.

   The cash flow from the store operations throughout the history of the predecessor operations was not sufficient to cover operations. Mr. CD-ROM Stores, Inc. raised $264,044 during fiscal year 1995 additional funds by issuing Preferred Shares and paid $31,975 in dividends on said shares. The Preferred Shares were redeemed in fiscal year 1996. The Company also received $3,012,513 in advances from affiliates to cover any shortfall in cash. The Company through fiscal 1997 has also received $1,510,724 in advances from affiliates to cover its operations.

The costs incurred by the Company to establish a new business of Internet software marketing were financed through private sales of Common Stock which, through March 31, 1997, totaled $667,892. The sales of private stock was solely to Camelot, the present sole shareholder of the Company. The Company believes with the funds raised from this offering it will have enough funds for the next twelve months. If only the minimum shares offered are sold the Company may have to limit its spending on marketing and advertising efforts. Management believes some of its advertising can be accomplished by bartering space with other commercial entities on the World Wide Web but expects that it will also have to use funds raised in this offering to advertise the catalogue in consumer and trade journals which will increase its brand awareness. Management also intends to sell space to publishers thereby obtaining another source of revenue.

Management recognizes that as the level of business increases the number of employees will need to be increased to assist in shipping and customer service. There can be no assurances that the Company can hire properly experienced staff to fill these shortages and it may have to compensate any new employees at a higher rate. If only the minimum amount of shares offered are sold the ability of the Company to hire experienced employees could be affected.

The Company will continuously review its technology and systems to keep them operating in a competitive manner. This may require capital expenditures which without funds raised from the offering the Company may be unable to accomplish.

Management believes that without the funds to be raised in this offering the Company will not have sufficient funds to operate for the next twelve months. It does have the ability to borrow using its inventory as collateral but any borrowings would probably be at a substantial discount from their book value. The Company believes the net proceeds from this offering, together with its current cash and cash equivalents, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for the next 12 months. If cash generated from operations is insufficient to satisfy the Company's liquidity requirements, the Company may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to the Company's stockholders. There can be no assurance that financing will be available in
amounts  or  on  terms  acceptable to the Company,  if  at  all.   See  "Use  of
Proceeds".

                                LEGAL PROCEEDINGS

The Company is not currently aware of any material legal proceeding pending against it. All lawsuits against any of the Company's subsidiaries for rent on some stores which were closed as they were not viable have been settled favorably for the subsidiary.

                                    EMPLOYEES

   As of January 1, 1998, the Company employed 5 full-time employees.       None
of the Company's employees is represented by a labor union, and the Company considers its employee relations to be good. Competition for qualified personnel in the Company's industry is intense, particularly among software development and other technical staff. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. See "Risk Factors - Management of Potential Growth; New Management Team; Limited Senior Management Resources" and "Dependence on Key Personnel; Need for Additional Personnel".

                                   FACILITIES

The leased facilities total approximately 3,000 square feet and are located in Carrollton, Texas pursuant to a month to month lease. The Company leases the premises from Camelot Corporation the majority shareholder of the Company as part of a management agreement entered into between the Company and Camelot for $ 4,000 per month. The Company believes that the lease was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company anticipates that it will require additional administrative, customer service, warehouse and fulfillment space within the next three (3) years, but that suitable additional space will be available on commercially reasonable terms, although there can be no assurance in this regard. The Company does not own any real estate.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information regarding the executive officers and directors of the Company as of August 1, 1997:

        Name               Age                 Position

Daniel Wettreich (1)       46        Chairman, Director,
                                     President and CEO



Jason Conway (2)           29        Director



Jeanette Fitzgerald        36        Director
(2)

Margaret Cooper            49        Vice President of Operations


(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

Daniel Wettreich

Daniel  Wettreich  is  Chairman, Chief Executive Officer  and  Director  of  the
Company  since  March  28,  1997 and spends such time  as  required  on  Company
matters.   He  is  also  a  Director  and Chief  Executive  Officer  of  Camelot
Corporation   since   September  1988.   A  subsidiary   of   Camelot,   Camelot
Entertainment,  Inc.  filed for bankruptcy protection in  January  1995.   Since
August 1996, he has been Director and Chief Executive of Meteor Technology  plc, a  United  Kingdom  public company.  Additionally, he currently  hold  directors positions in the following public companies:  Forme Capital, Inc., a real estate company,  Alexander  Mark  Investments (USA),  Inc.,  and  Adina,  Inc.  holding companies,  and  Malex,  Inc.,  and Tussik, Inc. which  are  inactive  companies seeking  merger opportunities.  In July 1993, following an investment by Camelot he was appointed a Director of Goldstar Video Corporation which has since had  a
Chapter 7 bankruptcy petition filed and closed.  Mr. Wettreich has a Bachelor of
Arts  in  Business  Administration from the University of Westminister,  London,
England.


Jeanette Fitzgerald

Jeanette  Fitzgerald is a Director of the Company since March 28,  1997.   Since
September  1988, she has been a Director, Vice President and General Counsel  of
Camelot Corporation. A subsidiary of Camelot, Camelot Entertainment, Inc.  filed
for  bankruptcy protection in January 1995.    She is a member of the State  Bar
of  Texas  and  the Business Law Section.  Since August 1996,  she  has  been  a
Director  of  Meteor Technology, plc, a United Kingdom public company.   She  is
also  the  Corporate Secretary and Director of Malex, Inc.,  and  Tussik,  Inc.,
which  are  public companies.  In July 1993, following an investment by  Camelot she was appointed a Director of Goldstar Video Corporation which has since had a
Chapter  7  bankruptcy petition filed and closed.  Previous to these  positions, from  1987  to  1988  she  worked  as a staff attorney  and  in  the  compliance department  at H.D. Vest, Inc., a holding company with subsidiaries including  a securities brokerage firm.  She graduated from Texas Tech University  School  of
Law  receiving  both  a  Doctorate of Jurisprudence and a  Masters  of  Business
Administration in May 1986, and from the University of Michigan with a Bachelors of Business Administration in December 1982.

Jason Conway

Jason Conway is a Director of the Company since March 28, 1997.  Since 1996,  he has  been  Executive  Director of Meteor Technology plc, a  UK  public  company.
Previously, he was employed by National Car Parks for seven years culminating in
his  appointment  as  Director for the Southeast Region.   Mr.  Conway  was  the
youngest Regional Director in the history of National Car Parks.  He has a B.Sc.
in Estate Management from South Bank University.


Margaret Cooper

Margaret  Cooper is Vice President of Operations of the Company since March  28,
1997 and spends all her time on Company matters. Previously she was President of Software @ Cost + 10%, Inc., a retailer of computer software and prior to that she was President of Camelot Distributing, Inc., a distributor of computer software; both subsidiaries of Camelot Corporation. From 1991 to 1992 she was a Marketing Executive with Quest Entertainment, a video distributor.


COMMITTEES OF THE BOARD OF DIRECTORS

The   Audit   Committee  consists  of  Daniel  Wettreich   and          Jeanette
Fitzgerald.      Among other functions, the Audit Committee makes recommendation to  the  Board  of  Directors regarding the selection of  independent  auditors, reviews  the results and scope of the audit and other services provided  by  the
Company's  independent auditors, reviews the Company's balance sheet,  statement of  operations  and cash flows and reviews and evaluates the Company's  internal control functions.

The  Compensation Committee consists of Jason Conway,  and Jeanette  Fitzgerald.
The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administer the Company's stock option plans and make representation to the Board of Directors regarding such matters.

                              DIRECTOR COMPENSATION

Directors of the Company do not receive cash compensation for their services as directors or member of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending meeting of the Board of Directors.

Directors, who are not otherwise employees of the Company, are eligible to receive Stock Options pursuant to the 1997 Director Stock Option Plan.

1997  Directors' Stock Option Plan.  The 1997 Directors' Stock Option Plan  (the
"Directors'  Plan") was adopted by the Board of Directors in March,  1997.   The
Directors' Plan was approved by shareholders of the Company on March  28,  1997.
A  total of 250,000 shares of Common Stock has been reserved for issuance  under the  Directors' Plan.  As of January 1, 1998, 10,000 options have  been  granted all with an exercise price of $4.00 per share.  The Directors' Plan provides for
the  grant  of  stock  options to nonemployee  directors of  the  Company.   The
Directors'  Plan  is  designed  to  work automatically  without  administration;
however, to the extent administration is necessary, it will be performed by  the
Board  of  Directors.  The Directors' Plan provides that each person  who  is  a nonemployee  director of the Company upon joining the Board of Directors,  shall be  granted a stock option to purchase 5,000 shares of Common Stock (the  "First
Option").   Thereafter, on January 1, of each year, commencing January  1,  1998 each nonemployee director shall be automatically granted an additional option to purchase 1,000 shares of Common Stock (a "Subsequent Option") if, on such  date, he or she shall have served on the Company's Board of Directors for at least six
months.   The  Options are immediately exercisable.  The exercise price  of  all stock  options  granted under the Directors' Plan shall be  equal  to  the  fair market  value of a share of the Company's Common Stock on the date of  grant  of the option.  Options granted under the Directors' Plan have a term of ten years.
In  the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger of the  Company  with or  into  another  corporation  in  which  the  Company  is  not  the  surviving corporation or any other capital reorganization in which more than  50%  of  the shares  of the Company entitled to vote are exchanged, each nonemployee director shall  have  either (i) a reasonable time within which to exercise  the  option, including any part of the option that would not otherwise be exerciseable, prior
to   the  effectiveness  of  such  dissolution,  liquidation,  sale,  merger  or reorganization, at the end of which time the option shall terminate or (ii)  the right  to  exercise the option, including any part of the option that would  not otherwise be exercisable, or receive a substitute option with comparable  terms, as  to an equivalent number of shares of stock of the corporation succeeding the
Company  or  acquiring its business by reason of such dissolution,  liquidation, sale,  merger or reorganization.  The Board of Directors may amend or  terminate the Directors' Plan; provided, however, that no such action may adversely affect any  outstanding option, and the provisions regarding the grant of options under the plan may be amended only once in any six-month period, other than to comport with  changes in the Employee Retirement Income Security Act of 1974, as amended or the Code.  If not terminated earlier, the Directors' Plan will have a term of ten years.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

The Company's Certificate of Incorporation limits the liability of directors  to the  full  extent  permitted  by Delaware law.  Delaware  law  provides  that  a corporation's  certificate of incorporation may contain a provision  eliminating or  limiting the personal liability of directors for monetary damages for breach of  their fiduciary duties as directors, except for liability (i) for any breach of  their duty of loyalty to the corporation or its stockholders, (ii) for  acts or  omissions  not in good faith or which involve intentional  misconduct  or  a knowing  violation of law, (iii) for unlawful payments of dividends or  unlawful stock  repurchases  or redemptions as provided in Section 174  of  the  Delaware
General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director  derived  an improper personal benefit.  The Company's  Bylaws  provide that  the  Company shall indemnify its directors and officers may indemnify  its
employees  and  agents  to the fullest extent permitted  by  law.   The  Company
believes  that  indemnification under its Bylaws covers at least negligence  and gross negligence on the part of the indemnified parties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required
or  permitted.   The  Company  is  not aware of  any  threatened  litigation  or proceeding that might result in a claim for such indemnification.

EXECUTIVE COMPENSATION

No executive officer of the Company who held office at August 1, 1997 met the definition of "highly compensated" within the meaning of the Commission's executive compensation disclosure rules. As of April 1, 1997 no compensation was paid to any officers or directors of the Company. For the period April 1, 1997 to August 1, 1997 a total $60,476 has been paid to officers of the Company.
Officers have been granted options pursuant to the 1997 Stock Option Plan as set out in "Principal Stockholders".

On  March  28,  1997, the Company entered into an employment contract  with  Mr.
Wettreich whereby he was employed as Chairman and Chief Executive Officer of the Company for a period of ten years at an annual salary of $50,000 and a cash bonus equal to 5% of the Company's annual profits before taxation. In the event of Mr. Wettreich's death during the term of the agreement, the Company will pay annual death benefits of $50,000 for a period of four years. Mr. Wettreich may terminate his employment after the date of a change in control of the Company.
A change in control is defined as any person other than Mr. Wettreich or his family interests becomes beneficial owner, directly or indirectly of common stock of the Company representing 30% or more of the Company's issued and outstanding common stock or if the Incumbent Board as defined, ceases to constitute a majority of the board of directors. If Mr. Wettreich terminates his employment after a change of control in the Company, he shall be paid (i) the base salary and any bonuses payable to him under the agreement or (ii) an amount equal to the product of the annual base salary and bonus paid to Mr.
Wettreich during the year preceding the termination date multiplied by five whichever of (i) or (ii) is more. In the circumstances whereby Mr. Wettreich terminates his employment for good reason, as defined, he will receive payments in accordance with the payments received if termination occurs after a change of control of the Company.

1997  Stock Option Plan.       The purpose of the 1997 Stock Option Plan  is  to
enhance the long-term stockholder value of the Company be offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors  of the Company to participate in the Company's growth and  success, and  to  encourage them to remain in the service of the Company and acquire  and maintain stock ownership in the Company.  The Company has granted 383,200  stock options  each  with an exercise price of $4.00 per share.  The $4.00  price  per share was selected as the same price as the offering of the shares.

The 1997 Stock Option Plan is administered by the Compensation Committee, which has the authority to select individuals who are to receive options under the 1997 Stock Option Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the vesting provisions, the option term and the exercise price. Unless otherwise provided by the Plan Administrator, an option granted under the 1997 Stock Option Plan expires 10 years from the date of grant (five years in the case of an incentive stock option granted to the holder of 10% or more of the Company's outstanding capital stock) or, if earlier, three months after the optionee's termination of employment or service other than termination for cause, one year after the optionee's retirement at the Company's request, death or disability, or immediately upon notification to an optionee of termination for cause. Options granted under the 1997 Stock
Option Plan are not generally transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by such optionee.

Repurchase Right Under Option Plan.  With respect to the 1997 Stock Option  Plan and  the  1997  Directors  Stock Option Plan (collectively,  the  "Plans"),  the
Compensation Committee has the discretion to authorize the issuance of  unvested shares  of  Common  Stock pursuant to the exercise of a stock option  under  the applicable  Plan.  If the optionee ceases to be employed by or provide  services to  the  Company, all shares of Common Stock issued on exercise of stock  option which  are  unvested at the time of cessation shall be subject to repurchase  by
the  Company  at  the  exercise  price paid for  such  shares.   The  terms  and
conditions  upon which the repurchase rights are exercisable by the Company  are determined  by  the  Compensation  Committee and  set  forth  in  the  agreement evidencing  such right.  The Compensation Committee has discretionary  authority to  cancel  the Company's outstanding repurchase rights with respect to  one  or more  shares purchased or purchasable under an option granted pursuant  to  that
Plan.  In the event of a Terminating Event or a Corporate Transaction under  the
1997 Stock Option Plan, respectively, if vesting of the options accelerates, the repurchase  rights of the Company with respect to shares previously acquired  on exercise  of  options  granted under the 1997 Stock Option  Plan,  respectively, shall terminate.

                              CERTAIN TRANSACTIONS


     On April 1, 1997, the Company entered into a month to month lease agreement with Camelot Corporation, the present sole shareholder of the Company, for the office and warehouse premises and for bookkeeping services at a total rate of $4,000 per month. The lease covers 3,000 square feet and it is anticipated that this space will be sufficient for the next twelve (12) months.

   On  March  31,  1997,  mrcdrom.com, inc. accepted the stock  subscription  by
Camelot  for  6,000,000  shares of mrcdrom.com, inc. for  a  total  subscription payment  of  $667,892, in exchange for $100,000 in cash, $511,428 of  inventory,
$30,464  of  equipment  and  $26,000  of  other  assets.   Valuation  of  assets
contributed  was  based  on  Camelot's book  value  at  time  of  transfer.   An
additional inventory reserve was recorded on Camelot's books to reflect  current market value prior to the transfer to mrcdrom.com.

   In March 1997, the Company's Board of Directors approved the filing of a registration statement under the Securities Act of 1933, for a public offering of 3,000,000 shares of mrcdrom.com, inc. common stock.

   Pursuant  to  the  planned offering, the Company extinguished  $3,987,752  of amounts payable to Camelot, into shares of preferred stock at the price of $1.00 per  share.  The Company also issued 5,000 shares of preferred stock in exchange
for   the   outstanding  common  shares  owned  by  Camelot  of  the   Company's
subsidiaries.  The per share information has been adjusted to reflect the common stock exchange on a retroactive basis.

   The Company currently has 3,992,752 shares of preferred stock, Series A. The preferred Series A are non-voting, non-yielding and non-convertible but have a preference over the common shares in the event of a liquidation or similar event of the Company.

   During  the year ended April 30, 1995, a subsidiary of the Company authorized
15,000,000 shares of $.01 par value preferred stock.  Proceeds from the sale  of
the  60,700  issued shares, net of expenses of $39,456, were  $264,044.   During
fiscal  1996,  the  Company  purchased 60,700 shares  of  the  10%   Convertible
Preferred  Shares,  Series A.  The 10% Convertible Preferred Shares,  Series  A,
have  one  vote per share, and no preemptive rights.  The dividend is cumulative and  must  be  paid before any dividends can be paid to the common shareholders.
The  Preferred shares have a preference upon liquidation over the common shares.
The Company has the right to redeem the Preferred shares within twelve months of issuance  at $6.00 per share and the second twelve months for $6.60  per  share.
Dividends in the amount of $121,968 were paid in 1996.  All shares were redeemed in fiscal year 1996.

     On April 1, 1997, the Company entered into a month to month lease agreement with Camelot Corporation, the present sole shareholder of the Company, for the office and warehouse premises and for bookkeeping services at a total rate of $4,000 per month. The lease covers 3,000 square feet and it is anticipated that this space will be sufficient for the next twelve (12) months.

     The Company believes that all the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.



                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of February 1, 1998 and as adjusted to reflect the sale of the Common Stock offered hereby for (i) each person or entity know by the company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, and (iv) all of the Company's directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investments power with respect to such shares.


                                                Percentage of
                                              Shares Outstanding


Name and Address         Number of Shares    Prior to   After
                         Beneficially Owned  Offering   Offering
                                                        (1)

Camelot Corporation      6,000,000           100        60
17770 Preston Road
Dallas, Texas  75252

Daniel Wettreich         6,375,000 (2)(3)    100        62
17770 Preston Road
Dallas, Texas  75252

Jason Conway             5,000 (4)           *          *
54 Baker Street
London, England

Jeanette Fitzgerald      6,005,000 (2)(5)    100        60
17770 Preston Road
Dallas, Texas  75252

All     officers    and  6,393,200(2)(3)(4)  100        62
directors as a           (5)(6)
group (6 person)



*less than 1%
(1)  Assumes all shares offered are sold.
(2) Includes 6,000,000 Common Shares owned by Camelot Corporation of which Mr. Wettreich and Ms. Fitzgerald are directors . Both have disclaimed any ownership interest in these shares.
(3) Includes 375,000 options granted to Mr. Wettreich pursuant to the 1997 Stock Option Plan.
(4) Includes 5,000 options granted to Mr. Conway pursuant to the 1997 Directors Stock Option Plan.
(5) Includes 5,000 options granted to Ms. Fitzgerald pursuant to the 1997 Directors Stock Option Plan.
(6) Includes 8,200 options granted to additional officers of the Company pursuant to the 1997 Stock Option Plan.


                          DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation, which is included as an exhibit to the Registration Statement of which this Prospectus is a part, and by the provisions of applicable law.

COMMON STOCK

     As of April 1, 1997, there was 6,000,000 shares of Common Stock outstanding held of record by one (1) stockholder. There will be 9,000,000 shares of Common Stock outstanding after giving effect to the sale of all the Common Stock offered to the public hereby. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. See "Risk Factors - Control of the Company." Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be issued upon completion of this offering will be fully paid and nonassessable.

PREFERRED STOCK

      Pursuant to the Company's Certificate of Incorporation, the Board of Directors will have the authority, without further action by the stockholder, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the designations, powers preferences, privileges and relative participating, option or special rights and the qualifications, limitation or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The Board of Directors has issued 3,992,752 Preferred Shares, Series A to date to Camelot. These shares are non-voting, non-yielding, and non-convertible but have a preference over the Common Shares. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of Common stock, and may adversely affect the voting and other rights of the holders of Common Stock. The Company currently has 3,992,752 shares of Preferred Stock, Series A outstanding and owned by Camelot. The shares were issued in exchange for the outstanding shares owned by Camelot of the Company's subsidiaries. The Preferred Shares, Series A are non-voting, non-yielding and non-convertible but have a preference over the common shares in the event of a liquidation or similar event of the Company.

ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND DELAWARE LAW

       As noted above, the Company's Board of Directors, without common stockholder approval, have the authority under the Company's Certificate of Incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock could be issued quickly and easily, could adversely affect the rights of holder of Common Stock and could be issued with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. The Preferred
Stock could out vote the Common Stockholders. Even if all the Common Shares offered are old, Camelot will retain a majority of the outstanding Common Stock and therefore able to vote in at least a majority of the directors of the Company. As Camelot will own all the outstanding preferred shares and a majority of the Common Stock, change of control could not occur without the agreement of Camelot.

      The  Company has opted out of Section 203 of the Delaware Code  permitting
transactions  between  interested  stockholders  and  the  Company  in   certain
instances.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the Common Stock is Stock Transfer Company of America, Inc., P.O. Box 896277, Dallas, Texas 75379-6277.

ESCROW AGENT

     The escrow agent for the Common Stock offered pursuant to this prospectus is The Oaks Bank and Trust Company, 4849 Greenville Avenue, Dallas, Texas 75206.


                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the Common Stock will be developed or be sustained after this offering. Sales of substantial amounts of Common Stock in the public market after this offering, or the possibility of such sales occurring, could adversely affect prevailing market prices for the Common Stock or the future ability of the Company to raise capital through an offering of equity securities.

      After this offering, the Company will have outstanding 9,000,000 shares of Common Stock. Of these shares, the 3,000,000 shares offered hereby will be freely tradable in the public market without restriction under the Securities Act, unless such shares are held by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act.

      The remaining 6,000,000 shares of Common Stock outstanding upon completion of this offering will be "restricted securities," as that term is defined in Rule 144 ("Restricted Shares"). The Restricted Shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act. Restricted Shares may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

      Rule 701 permits resales of such shares in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirement, imposed under Rule 144. In general, under Rule 144 as in effect at the closing of this offering, beginning 90 days after the date of this Prospectus, a person (or persons whose shares of the Company are aggregated) who has beneficially owned Restricted Shares for as least one year (including the holding period of any prior owner who is not an affiliate of the Company) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 90,000 shares immediately after this offering) or
(ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect such sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about the Company. Under Rule 144 (k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner who is not an affiliate of the Company) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

      The Company intends to file after the effective date of this offering a Registration Statement on Form S-8 to register an aggregate of approximately 500,000 shares of Common stock reserved for issuance under the 1997 Stock Option Plan and the 1997 Directors Stock Option Plan. Such Registration Statement will become effective automatically upon filing. Shares issued under the foregoing plans, after the filing of a Registration Statement on Form S-8, may be sold in the open market, subject, in the case of certain holders, to the Rule 144 limitations applicable to affiliates, and vesting restrictions imposed, if any, by the Company.

                              PLAN OF DISTRIBUTION

The Company is offering up to 3,000,000 shares in the Company, all at $4.00 per share. The shares will be offered on a maximum/minimum "best efforts" basis. The minimum number of Shares offered hereby must be sold, if any are to be sold, within a period of 90 days (or a period of 180 days if extended by the Company from the date of this Prospectus. The Company may allocate among or reject any subscriptions, in whole or in part. These subscriptions may be rejected if the Company receives more subscriptions than it offers, the payments are not made with the subscription, the subscriptions are otherwise incomplete or other reason deemed appropriate by the Company.

The Shares will be offered and sold by the Company's officers and directors, without compensation. Neither the Company nor any of its officers or directors is registered as a broker or dealer under Section 15 of the Exchange Act. If required by a particular state the Company or an officer will become registered to offer and sell the securities offered as that particular state requires.

The Company has not retained an underwriter or any Independent broker-dealer to assist in offering the Shares. It is the intention of the Company to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to prospective investors. The prospective investor will have an option to have a paper copy of the prospectus sent to them or if they execute a consent form to have it sent electronically. If a consent form is executed all further information will be sent electronically until such time as the Company is notified that the investor no longer wants electronic delivery.

Those subscribing to purchase Shares must complete a Stock Purchase Agreement, a form of which is included as an appendix to this Prospectus. All funds received by the Company with respect to the minimum number of Shares that may be sold will, promptly following receipt by the Company, be deposited in an escrow account with the Escrow Agent pursuant to the terms of an escrow agreement entered into between the Company and the Escrow Agent ( the "Escrow Agreement"). In the event that the minimum number of Shares offered hereby is not sold within the permitted time period, then all funds received by the Company will be promptly refunded to the subscribers, in full, without interest or deduction therefrom.

The Company reserves the right to reject any subscription for Shares in its entirety or to allocate Shares among prospective purchasers. The Company may be required to reject a subscription if the offering is not registered in the state which the proposed subscriber resides or the subscriber does not otherwise meet a state imposed requirement. Further, if there are more shares subscribed than offered the Company may be required to allocate the shares offered among subscribers. If a subscription is rejected, funds received by the Company for each subscription will be returned to the applicable prospective purchaser without interest or deduction.

Certificates representing Shares purchased will be issued to purchasers only if the proceeds from the sale of at least 62,500 shares are released from escrow. Until the certificates are delivered to the purchasers thereof, such purchasers, if any, will be deemed subscribers only, and not shareholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company. All funds received by the Company after the minimum number of Shares offered hereby is sold will not be placed in escrow, but placed directly into the Company's operating account for immediate use by the Company.

Subscribers may subscribe by one of two methods. Firstly, the subscriber may complete the Stock Purchase Agreement attached and send that along with their completed check to the Company who will forward the payment to the Escrow Agent if the minimum has not been reached yet or deposit said payment into the accounts of the Company if the minimum has been reached. Secondly, the subscriber may go on-line to the mrcdrom.com web page and complete the Stock Purchase Agreement and then pay for the shares via electronic transfer where the money is directly withdrawn from their checking account or credit card.

Although it is the Company's intention to develop a public market for its Common Stock by soliciting broker-dealers who are members of the NASD to make a market in the Company's Common Stock, to date the Company has not entered into any arrangements, commitments or understandings with any persons with respect to the creation of a public market for its Common Stock.

The Company intends to apply for NASDAQ SmallCap Market listing for the Common shares when it appears to qualify for NASDAQ listing under the new guidelines. Besides certain governance guidelines, the newly approved initial listing SmallCap Market requirements are as follows:

                                 Initial Listing

     Net Tangible Assets1          $4 million
                          or


       Market Capitalization   $50 million
                          or



       Net Income (in latest fiscal     $750,000
     year or 2 of last 3 fiscal years)

     Public Float (shares)2        1 million


     Market Value of Public Float  $5 million

     Minimum Bid Price        $4


      Market Makers      3


     Shareholders             300
              (round lot holders)3

     Operating History4       1 year

                          or
     Market Capitalization         $50 million

     Corporate Governance     Yes

______________
FN 1. For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement, (net tangible assets means total assets, excluding goodwill, minus total liabilities) the market capitalization requirement or the net income requirement.

2. Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.
3.   Round lot holders are considered holders of 100 shares or more.
4. If operating history is less than 1 year, initial listing requires market capitalization of at least $50million.

Excerpted from The NASDAQ Stock Market, Inc.-from their Bulletin dated August 25, 1997 entitled "NASDAQ Announces New Listing Requirements".

                                  LEGAL MATTERS

Certain legal matters will be passed on for the Company by Jeanette Fitzgerald, Esq. Ms. Fitzgerald has been granted options to purchase 5,000 Shares of the Company pursuant to the 1997 Director Stock Option Plan. Ms. Fitzgerald is also a Director of the Company and of Camelot Corporation. She is the Vice President and General Counsel of Camelot. See "Directors Compensation" and "Principal Stockholders".

                                     EXPERTS

The financial statements of mrcdrom.com, inc. and subsidiaries at April 30, 1997 appearing in this Prospectus and the Registration Statement have been audited by Lane Gorman Trubitt, L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

      The Company has filed with the Commission a Registration Statement, of which this Prospectus constitutes a part, under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is
qualified  in  its  entirety  by such reference.   The  Registration  Statement,
including exhibits filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional officer of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, that file electronically with the Commission.
                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

Board of Directors and Stockholder
mrcdrom.com, inc. and subsidiaries

      We have audited the accompanying consolidated balance sheets of mrcdrom.com, inc. and subsidiaries as of April 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of mrcdrom.com, inc. and subsidiaries as of April 30, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and is dependent on its ability to raise additional funds. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      We have also audited Schedule II of mrcdrom.com, inc. and subsidiaries for each of the three years in the period ended April 30, 1997. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

   Lane, Gorman & Trubitt, LLP
Dallas, Texas
July 7, 1997


                       mrcdrom.com, inc. and subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                    April 30,


                                     ASSETS

                                                1997        1996

CURRENT ASSETS
  Cash                                                $           $
                                                 76,538      26,207
  Accounts receivable                            62,573       1,595
  Prepaid expenses                               17,856     100,599
  Inventories, net of allowance for
obsolescence of $469,744 and $198,000
at April 30, 1997 and 1996, respectively        511,293   1,213,005
       Total current assets                     668,260   1,341,406

PROPERTY AND EQUIPMENT - AT COST
  Office equipment and fixtures                  82,866     188,706
  Leasehold improvements                              -     153,595
  Less accumulated depreciation and             (20,940)    (11,958)
amortization
                                                 61,926     330,343

OTHER ASSETS
  Trademark, net of accumulated
amortization of $16,000 and $8,000, at
April 30, 1997 and 1996,respectively             24,000      32,000
  Deferred offering costs                        13,114           -
       Total other assets                        37,114      32,000

                                                      $  $1,703,749
                                                767,300













See accompanying notes to financial statements.


                       mrcdrom.com, inc. and subsidiaries

                     CONSOLIDATED BALANCE SHEETS (continued)

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)


                                    April 30,
                                1997         1996

CURRENT LIABILITIES
 Accounts payable             $   72,292  $   241,996
 Accrued expenses                141,645       73,831
 Due to affiliate                           3,025,911
                                       -
   Total current liabilities                3,341,738
                                 213,937

STOCKHOLDER'S EQUITY
(DEFICIT)
 Common stock, $.001 par  value,
25,000,000
      shares authorized,           6,000            -
      6,000,000 shares
      issued and outstanding
 Common stock, of                      -        5,000
   subsidiaries
 Preferred stock, $.01 par value,
5,000,000 shares authorized,
     3,992,752  shares            39,928            -
     issued and outstanding
     at April 30, 1997
 Additional paid-in capital    4,614,716
 Accumulated deficit          (4,107,281)  (1,642,989)

 Total stockholder's equity
(deficit)                        553,363  (1,637,989)

                             $  767,300    $1,703,749




See accompanying notes to financial statements.

                       mrcdrom.com, inc. and subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                October 31, 1997


                                     ASSETS

CURRENT ASSETS
  Cash                                                $    3,688
  Accounts receivable                                     111,186
  Prepaid expenses                                              -
   Inventories, net of allowance for obsolescence  of
$594,592, at October 31, 1997
                                                          367,043
                   Total current assets                   481,917

PROPERTY AND EQUIPMENT - AT COST
         Office equipment and fixtures                     82,866
         Leasehold improvements                                 -
 Less accumulated depreciation and amortization          (29,144)
                                                           53,722

OTHER ASSETS
   Trademark,  net  of  accumulated  amortization  of
$19,578 at October 31, 1997
                                                           20,422
  Deferred offering costs/other                            36,900
                    Total other assets                     57,322

                                                          592,961





See accompanying notes to financial statements.

                       mrcdrom.com, inc. and subsidiaries

                     CONSOLIDATED BALANCE SHEETS (continued)

                                October 31, 1997

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)


CURRENT LIABILITIES
       Accounts payable                                    $45,085
       Accrued expenses                                    130,269
      Due to affiliate                                     153,563
                 Total current liabilities                 328,917


STOCKHOLDER'S EQUITY (DEFICIT)
 Common stock, $.001 par value, 25,000,000
   shares authorized, 6,000,000  shares issued and           6,000
   outstanding
 Common stock, of subsidiaries                                   -
 Preferred stock, $.01 par value, 5,000,000 and
   4,022,897 shares issued  shares authorized,  and              -
   outstanding October 31, 1997
 Additional paid-in capital                              4,644,561
 Accumulated deficit                                   (4,426,746)

     Total stockholder's equity (deficit)                  264,044

                                                        $  592,961


                       mrcdrom.com, inc. and subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                              Years ended April 30,

                                         1997          1996         1995

REVENUES                            $ 1,158,408   $   483,842      $ 94,070

COSTS AND EXPENSES
  Cost of sales                         964,015       349,220        45,508
  General and administration          1,686,967     1,272,213       214,831
  Provision for inventory               470,942       198,000
     obsolescence
  Loss on disposition of assets       (443,055)      (18,280)             -
  Depreciation and amortization          57,721        39,917         1,115


OTHER INCOME (EXPENSE)
  Interest and miscellaneous                  -             -           151


NET LOSS                            (2,464,292)   (1,393,788)     (167,233)

DIVIDENDS ON PREFERRED STOCK                                              -
        (of Subsidiary)                       -     (121,968)

NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS               $(2,464,292)  $(1,515,756)  $  (167,233)

LOSS PER SHARE
 Loss from continuing operations   $      (.41)  $      (.23)  $      (.03)
 Dividends on preferred stock                 -         (.02)             -

NET LOSS PER COMMON SHARE          $      (.41)  $      (.25)   $     (.03)

WEIGHTED AVERAGE NUMBER OF
 COMMON STOCK SHARES
   OUTSTANDING                        6,000,000     6,000,000     6,000,000




See accompanying notes to financial statements.
                       mrcdrom.com, inc. and subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  Quarter Ended

                                    July 31,       October
                                      1997        31, 1997

REVENUES                                 9,490         14,683

COSTS AND EXPENSES
  Cost of sales                          2,113         15,146
  General and administration            90,086         91,420
  Provision for inventory                    -        135,000
obsolescence
  Loss on disposition of assets        (1,000)              -
  Depreciation and amortization          6,704          7,293
     Total costs and expenses           98,903        248,859

LOSS FROM OPERATIONS                  (88,413)      (234,176)

OTHER INCOME (EXPENSE)
  Interest and miscellaneous                 -              -
    Total other income (expense)             -              -

NET LOSS                              (88,413)      (234,176)

DIVIDENDS ON PREFERRED STOCK
 (of Subsidiary)                              -              -

NET LOSS ATTRIBUTABLE TO
  COMMON STOCKHOLDERS                 (88,413)      (234,176)

LOSS PER SHARE
  Loss from continuing operations        (.01)          (.04)
  Dividends on preferred stock               -              -

NET LOSS PER COMMON SHARE                (.01)          (.04)

WEIGHTED AVERAGE NUMBER OF
  COMMON STOCK SHARES OUTSTANDING    6,000,000      6,000,000




See accompanying notes to financial statements.

                     mrcdrom.com, inc. and subsidiaries

         CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                 Years ended April 30, 1997, 1996 and 1995

                         Common       Common       Common       Common
                         Stock        Stock        Stock        Stock
                         Shares       Amount       Shares       Amount

   Beginning balance             -    $       -        3,000   $    3,000

   Common stock
   issued to                     -            -      200,000        2,000
   affiliate for
   cash and certain
   assets

   Sale of preferred             -            -            -            -
   stock

   Net loss                      -            -            -            -

   Balance at April              -            -      203,000        5,000
   30, 1995

   Redemption of                 -            -            -            -
   preferred stock

   Preferred stock               -            -            -            -
   dividends

   Net loss                      -            -            -            -

   Balance at April              -            -      203,000        5,000
   30, 1996

   Common stock
   issued to             6,000,000        6,000            -            -
   affiliate
   for certain
   assets

   Preferred stock
   issued to
   affiliate in                  -            -    (203,000)      (5,000)
   exchange for
   common stock
   of subsidiaries

   Preferred stock
   issued to pay                 -            -            -            -
   amounts due to
   affiliate

   Net loss                      -            -            -            -

   Balance at April      6,000,000    $   6,000            -            $
   30, 1997                                                             -


See accompanying notes to financial statements.

                                    mrcdrom.com, inc. and subsidiaries

                         CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                 Years ended April 30, 1997, 1996 and 1995
                     Preferred  Preferred  Preferred  Preferred  Additional                   Total
                       Stock      Stock      Stock      Stock      Paid-in   Accumulated  Stockholder's
                       Shares     Amount     Shares     Amount     Capital     Deficit        Equity
                                                                                            (Deficit)

   Beginning                  -  $       -          -  $       -  $        -  $         -   $      3,000
   balance

   Common stock
   issued to                  -          -          -          -      40,000            -         42,000
   affiliate
   for cash and
   certain assets

   Sale of                    -          -     60,700        607     263,437            -        264,044
   preferred stock

   Net loss                   -          -          -          -           -    (167,233)      (167,233)

                              -          -     60,700        607     303,437    (167,233)        141,811
   Balance at April
   30, 1995

   Redemption of              -          -   (60,700)      (607)   (271,462)     (21,268)      (354,037)
   preferred stock

   Preferred stock            -          -          -          -      31,975            -         31,975
   dividends

   Net loss                   -          -          -          -           -  (1,393,788)    (1,393,788)

                              -          -          -          -           -  (1,642,989)    (1,637,989)
   Balance at April
   30, 1996

   Common stock
   issued to                  -          -          -          -     661,892            -        667,892
   affiliate
   for certain
   assets

   Preferred stock
   issued to
   affiliate              5,000         50          -          -       4,950            -              -
   In exchange for
   common stock
   Of subsidiaries

   Preferred stock
   issued to pay      3,987,752     39,878          -          -   3,947,874            -      3,987,752
   amounts due to
   affiliate

   Net loss                   -          -          -          -           -  (2,464,292)    (2,464,292)

   Balance at April   3,992,752  $  39,928          -  $       -  $4,614,716  $4,107,281)  $     553,363
   30, 1997

               mrcdrom.com, inc. and subsidiaries

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Years ended April 30,


                                           1997          1996          1995

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                               $(2,464,292)  $(1,393,788)  $ (167,233)

Adjustments to reconcile net loss  to
net cash used in
     Operating activities:
     Depreciation and amortization           57,721        39,917        1,115
     Loss on disposal of assets             443,055        18,280            -
        Provision    for    inventory       470,942       198,000            -
obsolescence
     Change in assets and liabilities
          Accounts receivable              (60,978)       (1,595)
          Prepaid expenses                   82,743      (90,183)     (10,416)
          Inventories                       230,770   (1,351,182)     (59,823)
             Accounts   payable   and     (101,890)       272,667       43,160
accrued expenses
Net cash used in operating activities   (1,341,929)
                                                      (2,307,884)    (193,197)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment       (205,350)     (360,274)     (21,381)

Net cash used in investing activities     (205,350)
                                                        (360,274)     (21,381)

CASH FLOW FROM FINANCING ACTIVITIES:
     Deferred offering costs               (13,114)             -            -
     Redemption of preferred stock                -     (264,044)            -
     Sale of common stock                   100,000             -        2,000
     Sale of preferred stock                      -             -      264,044
     Dividends on preferred stock                 -     (121,968)            -
     Advances from affiliate              1,510,724     3,012,513       16,398

                    Net cash provided     1,597,610
by financing activities                                 2,626,501      282,442

NET INCREASE (DECREASE) IN CASH              50,331
                                                         (41,657)       67,864

CASH AT BEGINNING OF PERIOD                  26,207        67,864
                                                                             -

CASH AT END OF PERIOD                    $   76,538   $    26,207   $   67,864

SUPPLEMENTAL INFORMATION:
     Cash paid for interest              $        -   $         -   $        -
     Cash paid for taxes                 $        -   $         -   $        -

In fiscal 1997, the Company acquired certain assets in exchange for shares of the Company's stock valued at $1,624,593. $956,701 was preferred stock issued to Software at Cost + 10%, $667,892 common stock was issued to Mr. CD-Rom Stores, Inc. In fiscal 1995, the Company acquired an intangible asset in exchange for shares of the Company's common stock valued at $40,000. In fiscal 1997, the Company issued preferred stock to pay amounts to affiliate in the amount of $3,987,752. In fiscal 1997, the Company issued 5,000 shares of preferred stock in exchange for the outstanding common shares owned by Camelot of the Company's subsidiaries.


See accompanying notes to financial statements.

               mrcdrom.com, inc. and subsidiaries

              CONSOLIDATED STATEMENTS OF CASH FLOWS

                         Quarters Ended

                                         July 31,   October 31,
                                           1997        1997

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                 $ (89,413)   $(234,176)

Adjustments to reconcile net loss  to
net cash used in
     operating activities:
     Depreciation and amortization           6,704        7,293
     Loss on disposal of assets                  -            -
        Provision    for    inventory            -      135,000
obsolescence
     Change in assets and liabilities
          Accounts receivable              (18,482)     (30,131)
          Prepaid expenses                       -             -
          Inventories                          (3)         9,253
             Accounts   payable   and         8,422     106,556
accrued expenses
                    Net cash used  in      (92,772)
operating activities                                     (6,205)

CASH FLOW FROM INVESTING ACTIVITIES:
       Purchases   of  property   and         1,000            -
equipment

                    Net cash used  in         1,000            -
investing activities

CASH FLOW FROM FINANCING ACTIVITIES:
     Deferred offering costs               (10,995)        2,851
     Redemption of preferred stock               -             -
     Sale of common stock                        -            -
     Sale of preferred stock                30,146            -
     Dividends on preferred stock                -        3,125
     Advances from affiliate                     -            -

                    Net cash provided       19,151
by financing activities                                   5,976

NET INCREASE (DECREASE) IN CASH           (72,621)
                                                          (229)

CASH AT BEGINNING OF PERIOD                 76,538        3,917

CASH AT END OF PERIOD                            $            $
                                             3,917        3,688

SUPPLEMENTAL INFORMATION:
     Cash paid for interest              $       -    $       -
     Cash paid for taxes                 $       -    $       -



               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity and Principles of Consolidated

The consolidated financial statements include mrcdrom.com, inc. and four subsidiaries; Mr. CD-ROM Stores, Inc., Camelot Distributing, Inc., SAC Distributing, Inc. and Software @ Cost + 10%, Inc. (collectively the "Company"). The Company is a wholly owned subsidiary of Camelot Corporation ("Camelot"). The subsidiaries were initially acquired from Camelot by the Company through the issuance of non-voting, non-yielding and non-convertible preferred stock of the Company. The transaction has been treated as a pooling of interest.

The Company is engaged in the retailing and distribution of computer software products. The Company sells software products through an Internet web page catalog. During 1997, the Company ceased selling its software products through Mr. CD ROM and Software @ Cost + 10% retail stores which were located in the Dallas Metroplex. A loss on disposal of assets of $443,055 was recognized in 1997. Significant intercompany accounts and transactions have been eliminated. The assets related to the closure were reduced to net realizable value which in most cases was zero. The leasehold improvements were no value, the store operations software has no value, the minor amounts of remaining equipment has been sold or stored awaiting disposition. A reserve has been set up for the settlement of the store leases.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash balances at a local financial institution in Dallas, Texas. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

The   Company   considers  accounts  receivable   to   be   fully
collectible; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they will be charged to operations when that determination is made.

Inventories

Inventories of computer software (CD-ROM) held for resale, are stated at the lower of cost or market using the weighted average cost method. An allowance for inventory obsolescence is maintained to provide for an estimate of inventory items that have declined in value.

Trademark

Trademarks are stated at cost, net of accumulated amortization, which is provided using the straight-line method over 5 years.

Fair Value of Financial Instruments

Fair value of financial instruments are estimated to approximate the related book value, unless otherwise indicated, based on market information available to the Company.

               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation. Major additions and betterments are capitalized while replacements and maintenance and repairs that do not improve or extend the life of the respective assets are expensed. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. When property is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Depreciation and amortization of property and equipment is provided on the straight-line method over the following estimated useful lives:

Office furniture and fixtures           7 years
Computer and office equipment      5 years
Computer software                  5 years
Leasehold improvements             Length of lease ranging  to  5
years

Software Development

Certain software development costs are capitalized upon the establishment of technological feasibility for each product or process and capitalization ceases when the product is available for general release to customers or is put into service. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technology. Research and development costs related to software development that has not reached technological feasibility are expensed as incurred. There were no capitalized software development costs. The total research and development costs were $ 2,375,170 for the fiscal year 1997, $1,319,253, and $162,616 for the fiscal year 1995.

Loss Per Share

Loss per common share is computed on the basis of the weighted average number of common shares outstanding. Outstanding stock options are excluded from the computation as their effect would be anti-dilutive.

Revenue Recognition

Revenue from sales of software is generally recognized upon delivery of the software provided that no significant obligations remain and collection of the resulting receivable is deemed probable.
               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Stores Preopening Costs

Store preopening costs are capitalized and amortized over twelve months.

Advertising Costs

Advertising costs are charged to operations when the advertising first takes place and were $252,447, $392,801 and $23,885 for 1997, 1996 and 1995, respectively.

Income Taxes

Deferred income taxes are determined using the liability method under which deferred tax assets and liabilities are determined based upon differences between financial accounting and tax basis of assets and liabilities.

Deferred Offering Costs

Deferred  offering  costs  include the costs  associated  with  a proposed initial public offering. The costs related to the initial public offering will be capitalized and netted against the amount received from the public offering. All deferred offering costs will be expensed in the event the offering is not consummated.

Impairment of Long-Lived Assets

Impairment losses are recognized on long-lived assets and certain identifiable intangible assets held and used in operations whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company valued Long-Lived Assets to be disposed of at net realizable value which was estimated to be zero. All other Long-Lived assets are held at carrying value.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

2.    ACCOUNTS RECEIVABLE AND CREDIT RISK

The  Company's trade receivables include amounts due from  credit
card vendors, customers and suppliers for returned product.   The
Company believes it is not exposed to significant credit risk.



               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS


3.    INVENTORIES

Included  in  the  accompanying balance  sheet  is  inventory  of computer software at a carrying value of $511,293, which represents management's estimate of its net realizable value. The computer software industry is characterized by rapid technological advancements and change hence management determined in fiscal year 1996 to include a reserve against the value of the inventory taking into account the item sales, store sales, and the age of the inventory. The amount of $198,000was established in fiscal year 1996 and the amount of $494,744 was established in fiscal year 1997. A more detailed analysis resulted in a higher reserve.. Should demand prove less than anticipated, the ultimate realizable value of such products will probably be less than the amount shown in the balance sheet.

4.    ACCRUED EXPENSES

The following is a summary of accrued expenses at April 30,:

                                 1997      1996

Management  fee  to  related         $         $
party                            4,000         -
Compensation                    11,945         -
Taxes                            5,025    32,618
General and administrative       2,451     7,550
Other                            3,125    33,663
Lease obligations              115,099         -

                                     $         $
                               141,645    73,831


5.    INCOME TAXES

The Company joins with its parent, Camelot, in filing a consolidated federal income tax return. Each company in the consolidated group determines its taxable income or loss, on a separate company basis, and the consolidated tax liability is allocated to each company with taxable income in proportion to the total of the taxable income amounts. The Company had no current State or Federal income tax expense for each of the years ended April 30, 1997, 1996 and 1995.

Deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates. Deferred tax expense or benefit is the result of the changes in deferred tax assets and liabilities.

Deferred  income  taxes  arise  principally  from  the  temporary
differences   between   financial  statement   and   income   tax
recognition of inventory reserves and net operating losses.


               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS


5.    INCOME TAXES - Continued

The components of deferred taxes in the accompanying balance sheets are summarized below:

                                   1997          1996

Allowance    for    doubtful            $            $
accounts                                -          782
Inventories                       159,713       66,795
Net      operating      loss
carryforward                    1,208,749      463,170
                                1,368,462      530,747
Less valuation allowance
                              (1,368,462)    (530,747)

Deferred tax asset-net                  $            $
                                        -            -

At April 30, 1997, the Company has approximately $3,555,000 of unused Federal net operating loss carryforwards, which expire in the years 2010 through 2012.

6.   STOCKHOLDER'S EQUITY

On March 31, 1997, mrcdrom.com, inc. accepted the stock subscription by Camelot for 6,000,000 shares of mrcdrom.com, inc. for a total subscription payment of $667,892, in exchange for $100,000 in cash, $511,428 of inventory, $30,464 of equipment and $26,000 of other assets. Valuation of assets contributed was based on Camelot's book value at time of transfer. An additional inventory reserve was recorded on Camelot's books to reflect current market value prior to the transfer to mrcdrom.com.

In March 1997, the Company's Board of Directors approved the filing of a registration statement under the Securities Act of 1933, for a public offering of 3,000,000 shares of mrcdrom.com, inc. common stock.

Pursuant to the planned offering, the Company extinguished $3,987,752 of amounts payable to Camelot, into shares of preferred stock at the price of $1.00 per share. The price of the shares was determined by the board based on the size of the block. The Company also issued 5,000 shares of preferred stock in exchange for the outstanding common shares owned by Camelot of the Company's subsidiaries. The per share information has been adjusted to reflect the common stock exchange on a retroactive basis.

The Company currently has 3,992,752 shares of preferred stock, Series A outstanding.. The preferred Series A are non-voting, non-yielding and non-convertible but have a preference over the common shares in the event of a liquidation or similar event of the Company. The Company issued preferred shares to Camelot in exchange for the common stock owned by Camelot in Mr. CD ROM Stores, Inc., Software @ Cost + 10%, Inc. (it's wholly owned subsidiary is SAC Distributing, Inc.), and Camelot Distributing, Inc. This transaction, accounted for as a pooling of interest, resulted in mrcdrom.com, inc., owning all the outstanding shares of these companies and they become wholly owned subsidiaries of the Company.

During the year ended April 30, 1995, a subsidiary of the Company authorized 15,000,000 shares of $.01 par value preferred stock. Proceeds from the sale of the 60,700 issued shares, net of expenses of $39,456, were $264,044. During fiscal 1996, the Company purchased 60,700 shares of the 10% Convertible Preferred Shares, Series A. The 10% Convertible Preferred Shares, Series A, have one vote per share, and no preemptive rights. The dividend is cumulative and must be paid before any dividends can be paid to the common shareholders. The Preferred shares have a preference upon liquidation over the common shares. The Company has the right to redeem the Preferred shares within twelve months of issuance at $6.00 per share and the second twelve months for $6.60 per share. Dividends in the amount of $121,968 were paid in 1996. All shares were redeemed in fiscal year 1996.

7.   RELATED PARTY TRANSACTIONS

The Company receives administrative, legal and accounting, and MIS services along with office and warehouse space from Camelot Corporation and/or one of its subsidiaries. Beginning in April 1997, the Company pays a monthly management fee of $4,000 that compensates Camelot Corporation for these expenses. Total management fee expense charged to operations in 1997 was $4,000. A subsidiary of mrcdrom.com, Camelot Distributing, Inc., will be the exclusive supplier of products to mrcdrom.com. If relationships between Camelot Distributing and its suppliers were terminated, then mrcdrom.com would be severely impacted in its ability to fulfill orders. Camelot and its subsidiaries would be able to secure software products through normal retail distribution.

The Company originally used an affiliated entity, Camelot Internet Access Services, Inc. ("CIAS") to obtain connectivity to the Internet. Through April 30, 1997, the Company received services from CIAS and compensated CIAS through its management fee to Camelot which owns CIAS.

The officers and directors of the Company are also officers and directors of Camelot. These officers and directors are in the position to, and in the future may, influence the operations of the Company.

Amounts due to affiliates are non interest bearing and are due upon demand.





8.   COMMITMENTS AND CONTINGENCIES

Leases

The Company conducts operations from leased premises in the Dallas, Texas area. Total rent expense, all of which were minimum rentals, for fiscal 1997, 1996 and 1995 was $495,507, $164,301 and $13,500, respectively. The Company has negotiated or is in the process of negotiating early termination of its retail lease obligations. An accrual of $115,099, for the settlement of the leases, is included in accrued expenses at April 30, 1997. If the negotiations are not successful, the ultimate loss will probably be greater than the accrued amount.

Litigation

During  the ordinary course of business, the Company is  involved in  legal proceedings which management does not expect to have  a
material   effect  on  the  financial  position,  operations   or
statements as a whole of the Company.

9. STOCK OPTIONS

mrcdrom.com, inc. has approved two stock option plans, a 1997 Incentive Stock Option Plan (the "Incentive Stock Option Plan") and the 1997 Directors' Stock Option Plan (the "Director's Stock Option Plan") in March 1997, reserving 500,000 shares of common stock for issuance upon the exercise of options granted under the Plans. The Incentive Stock Option Plan is available to all employees of mrcdrom.com, inc. (including officers and employee directors). The Director's Stock Option Plan is available for all nonemployee directors of mrcdrom.com, inc. The option exercise price is equal to the fair market value of a share of common stock on the grant date unless the optionee is granted more than 10% of the maximum number of shares available for issuance under the Plans in which case the exercise price is equal to 110% of the fair market value of a share of common stock on the date of grant. The term of the options under the Plans may not exceed 10 years.

The value of the stock options is zero because the exercise price is the same price at which the shares are offered in this offering. There is no present market for the common shares and if no public market develops the options will most likely not be exercised. There are no expected dividends. The options all have a ten year life, there is no risk-free interest rate and no way to measure volatility.
               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS


The following schedule summarized the changes in the Plans:

Incentive Stock Option Plan
                                   1997         1996
                                                         1995

Options    outstanding    at
beginning of year
     Granted                     393,860           -           -
     Exercised                         -           -           -
     Canceled
                                       -           -           -
Options outstanding  at  end     393,860
of year                                            -           -

      Options exercisable at     393,860
end of year                                        -           -

Average price of options
     Granted during year      $     4.00           $           $
                                                   -           -
     Exercised during year             -           -           -
     Canceled during year              -           -           -
      Outstanding at end  of        4.00           -           -
year


Director's Stock Option Plan


                                 1997        1996        1995

Options    outstanding    at
beginning of year
     Granted                      15,000           -           -
     Exercised                         -           -           -
     Canceled                          -           -           -
Options outstanding  at  end      15,000
of year                                            -           -

      Options exercisable at      15,000
end of year                                        -           -

Average price of options
     Granted during year      $     4.00           $           $
                                                   -           -
     Exercised during year             -           -           -
     Canceled during year              -           -           -
      Outstanding at end  of        4.00           -           -
year

The Company recognizes and measures compensation costs related to stock option plans utilizing the intrinsic value based method. Accordingly, no compensation cost has been recorded. Had compensation expense been determined on the fair value of awards granted, the effect on the Company's earnings would not have been material.

The Company granted stock options to purchase 408,860 shares of common stock to officers and directors of the Company.

               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS


10.  INDUSTRY SEGMENT

The Company is operating in one industry segment, engaged in the retailing and distribution of software and computer accessories, primarily CD-ROM software.

11.  UNCERTAINTY

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company requires capital to maintain and increase its customer base, implement and successfully execute its business and
marketing   strategy,  continue  to  develop  and   upgrade   its
technology and transaction processing system, improve its web site, provide customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. The Company believes that its success will depend on its ability to extend its brand position, provide its customers with outstanding value and a superior shopping experience, and achieve sufficient sales volume to realize economies of scale. Accordingly, the Company intends to invest in site development, technology and operating infrastructure development. The future success of the Company is dependent on its ability to obtain additional working capital to market its products and ultimately, upon its ability to attain future profitable operations. If the net proceeds of the public offering, together with cash generated by operations, are insufficient to fund operations, the Company may be required to raise additional funds. There can be no assurance that the Company will be able to obtain necessary financing in amounts or on terms acceptable to the Company to be able to successfully market its products, or attain successful future operations. In view of these matters, realization of a major portion of the assets in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken to meet the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.


          mrcdrom.com, inc. and subsidiaries

    SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

       Years Ended April 30, 1997, 1996 and 1995


     Allowance deducted
     from assets to which
     it applies:


              Balance at
              Beginning   Charged to   Charged to              Balance
Description   of Period      Costs        Other     Deductio     at
                              and       Accounts       ns      End of
                           Expenses                            Period


Inventories
 Year Ended

 April 30,     $ 198,000   $  470,942            $         $  $ 469,744
    1997                                         -   199,198

   April                      198,000            -         -    198,000
  30,1996              -

   April               -            -            -         -          -
  30,1995




               STOCK PURCHASE AGREEMENT
(All Investors must sign this Stock Purchase Agreement)

No.  of  Shares  Being Purchased:     ____________    x
$4.00 per Share = Total

Purchase Price for Shares:         $___________

PURCHASER DATA: (Must be completed in full)

_____________________________                 _________
____________________________________
First  Full  Name  (Do not use  initials)          M.I.
Last Name

Residence  Address, including Zip Code:   (Do  not  use
P.O. Box)

_______________________________________________________
_______________________

Resident     Telephone    Number:                  -or-
Business Telephone Number:
______________________________
______________________________

Social   Security  Number  (Individual):           -or-
Tax I.D. Number:
______________________________
______________________________

SIGNIFICANT DISCLOSURE

THIS STOCK PURCHASE IS MADE PURSUANT TO, AND IS SUBJECT
TO,  THE  TERMS  AND  CONDITIONS OF  THE  QUALIFICATION
APPROVED BY THE SECURITIES COMMISSIONS OF THE STATES IN
WHICH THE SHARES ARE BEING OFFERED.  SIGNATURE MUST  BE
IDENTICAL TO NAME OF REGISTERED OWNER.

____________________________________
Printed Name of Purchaser

____________________________________
__________________
Signature                  of                 Purchaser
Date

____________________________________
Printed Name of Purchaser (if more than one)

____________________________________
__________________
Signature    of   Purchaser   (if   more   than    one)
Date

ADDITIONAL INFORMATION

In  order  to  facilitate processing of your  purchase,
please   be  sure  you  have  completed  each  of   the
following:

-    A check made out to mrcdrom.com
- Enter the number of Shares being purchased and total cash price of the Stock Purchase Agreement
- Enter the State in which you are a legal resident in the "Residence Address" line above.

Please mail check and this Stock Purchase Agreement to:

          mrcdrom.com, inc. Escrow Account
          The Oaks Bank and Trust Company
          4849 Greenville Ave.
          Dallas, Texas  75206

4.   Escrow Agent is not a party to, nor is it bound by
nor  need  it  give  consideration  to  the  terms   or
provisions   of  any  other  agreement  or  undertaking
between   the  undersigned  or  between  any   of   the
undersigned  and  other persons, or  any  agreement  or
undertaking  which may be evidenced by or disclosed  by
any  items  included  among the  deposited  funds,  and
Escrow  Agent  assents to and is to give  consideration
only  to  the  terms  and  provisions  of  this  Escrow
Agreement.    Unless   it   is  specifically   provided
otherwise herein, Escrow Agent has no duty to determine
or  inquire  into  the happening or occurrence  of  any
event  or contingency or the performance or failure  of
performance of any of the undersigned with  respect  to
arrangements  or  contracts with  each  other  or  with
others,  and the Escrow Agent's sole duty hereunder  is
to  hold  the  deposited funds and to  dispose  of  and
deliver the same in accordance with instructions  given
to  it  in  the form and tenor provided in this  Escrow
Agreement.   mrcdrom.com represents and  warrants  that
each   Investor  has  been  apprised  of  this   Escrow
Agreement.

5.   Escrow Agent shall not be responsible or liable to
any  person in any manner whatever for the sufficiency,
correctness,  genuiness, effectiveness or  validity  of
any of the deposited funds or for the form or execution
thereof, or for the identity or authority of any person
executing  or depositing it.  If any of the undersigned
are  acting as agent for others, all of the undersigned
represent and warrant that such agent is authorized  to
make and enter into this Escrow Agreement.  This Escrow
Agreement is a personal one between the undersigned and
the  Escrow  Agent  only, and in  connection  therewith
Escrow  Agent is authorized by each of the  undersigned
to  rely  upon  the representations,  both  actual  and
implied,  of  the  undersigned and  all  other  persons
connected  with this Escrow Agreement and the deposited
funds,  as to marital status, authority to execute  and
deliver this Escrow Agreement, notifications, receipts,
or  instructions  hereunder,  and  relationships  among
persons,   including  persons  authorized  to   receive
delivery hereunder, and Escrow Agent shall not be liable to any person in any manner for such reliance.
The duty of Escrow Agent hereunder shall only be to the undersigned, their successors, and assigns and to no other person or persons whomsoever.

6.    Escrow  Agent  may act upon any  written  notice,
request,   waiver,   consent,   certificate,   receipt,
authorization, power of attorney or other instrument or
document,   from  mrcdrom.com  and  Escrow  Agent   may
consider  such to be genuine and to be what it purports
to  be.   Escrow Agent shall be liable as a  depository
only  and  shall not be responsible for the sufficiency
or  accuracy  of  the form, execution  or  validity  of
documents  deposited hereunder, or any  description  of
funds or other thing therein, nor shall it be liable in
any  respect on account of the identity, authority,  or
rights  of  the  persons  executing  or  delivering  or
purporting  to execute or deliver any such document  or
paper.  The undersigned parties, jointly and severally,
agree to indemnify and hold harmless Escrow Agent  from
and   against   any  and  all  liabilities,   including
attorney's fee, incurred in connection with this Escrow
Agreement."



No   dealer,   salesman  or  other  person   has   been
mrcdrom.com, inc.
authorized to give any information or to make
any representations other than those contained
in this Prospectus, and if given or made, such
information    or   representations   must    not    be
3,000,000 Shares
relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy
Common Stock
any security other than the shares of Common
Stock offered by this Prospectus, or an offer to sell or a solicitation of any offer to buy any security to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in the Prospectus is correct as of any time subsequent to the date of this Prospectus.

          TABLE OF CONTENTS

                              Page

Stock Purchase Information
Electronic Format of Prospectus
Prospectus Summary
Risk Factors
The Company
Use                     of                     Proceeds
Prospectus
Dividend Policy
Dilution
Capitalization
Selected Financial Data
Plan of Operation
Business
Management
Certain Relationships and
  Related Transactions
Principal Stockholders
Description of Capital Stock
Shares Eligible for Future Sale
Plan of Distribution
Legal Matters
Experts
Available Information
Index to Financial Statements
Stock Purchase Agreement and
  Signature Page (Appendix A)

Until ________________, 1998 (90 days after the
date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealer to deliver a Prospectus when acting as underwriters.


                        Part II
        Information Not Required in Prospectus

Item  24.   The  Certificate of Incorporation  and  the
Bylaws of the Company contain provisions providing  for
the  indemnification by the Company of  all  directors,
officers  employees  or agents of  the  Company.   Such
indemnification  applies only to the  extent  that  any
such person by reason of acting in such capacity is, or
is  threatened to be made, a witness in, or  party  to,
any  action,  suit,  arbitration,  alternative  dispute
resolution   mechanism,  investigation,  administrative
hearing or other proceeding brought by or in the right of the Company, against all judgments, penalties, fines and amounts paid in settlement, and all reasonable expenses incurred, in connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Company. The provisions provide for indemnification to the fullest extent permitted by applicable law.

Specifically the provisions in the Certificate of Incorporation are as follows:

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permit by the General Corporation Law of Delaware.

TENTH:   The  corporation shall, to the fullest  extent
permitted by the General corporation Law of the State of Delaware may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

In  addition,  to the indemnification provided  by  the
Certificate  of Incorporation, the Bylaws  provide  for
indemnification and have the ability to be  amended  by
the    directors   at   any   time   to   provide   for
indemnification  to  the fullest  extent  permitted  by
Delaware  laws.  Further the directors  may  cause  the
Company to purchase and maintain insurance on behalf of
any  person who is or was a director of officer of  the
corporation, or is or was serving at the request of the
Company  as director or officer of another corporation,
or  as  its  representative  in  a  partnership,  joint
venture,   trust  or  other  enterprises  against   any
liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

The indemnification provided in this Certificate shall continue as to a person who has ceased to be director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Item 25.  Other Expenses of Issuance and Distribution

The expenses of this offering are estimated as if all shares offered are sold as follows:



SEC Registration Fee................$   3,636
Blue Sky fees and expenses...............$  10,000
Transfer Agent and Registrar fees...........$    4,000
Printing and engraving expenses.............$  15,000
Legal fees and expenses.................$    5,000
Accounting fees and expenses..............$ 22,000
Escrow Agent fees.................$   1,250
Miscellaneous ....................$ 39,114

          Total.................$100,000

(1) All amounts other than the SEC Registration Fee are estimated and the total fees are not expected to exceed $50,000 if only the minimum is raised or $100,000 if the entire offering is raised.

Item 26.  Recent Sales of Unregistered Securities

Within   the   past  three  years,  the  Company   sold
securities  without registration under  the  Securities
Act of 1933, as amended (the "Act") as follows:

                                          Consideration
Exemption from
Securities     Sold             Name    of     Investor
Received       Registration

6,000,000        Camelot   Corporation         $667,892
Section 4(2) of the Act

Camelot Corporation subscribed for 6,000,000 common shares of the Company in exchange for $667,892 in inventory, proprietary software, cash and other assets.


Item 27. Exhibits

1.2   Escrow Agreement by and between mrcdrom.com, inc.
  and The Oaks Bank and Trust Company
3.0  Certificate of Incorporation of mrcdrom.com, inc.
3.1  Bylaws of mrcdrom.com, inc.
4.0  Specimen Stock Certificate*
5.0  Opinion of Jeanette Fitzgerald, Esq.
10.0      mrcdrom.com, inc. 1997 Stock Option Plan
10.1      mrcdrom.com, inc. 1997 Directors Stock Option
  Plan
10.2       Employment  Agreement  between  mrcdrom.com,
  inc. and Daniel Wettreich
10.3      Assignment of trademark mrcdrom
10.4        Lease  and  Bookkeeping  Agreement  by  and
  between mrcdrom.com, inc. and Camelot Corporation
10.5      Agreement with Ingram Micro
24.0        Consent   of  Lane  Gorman   and   Trubitt,
  independent certified public accountants
24.1        Consent   of   Jeanette  Fitzgerald,   Esq.
  (included in Exhibit 5.0)

*To be filed by amendment.

Item 28. Undertakings

a.   Undertaking pursuant to Rule 415.

The undersigned the Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (a)  Include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933;
          (b) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
          (c) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     (2)  That,  for  the  purpose of  determining  any
liability  under  the Securities Act, each  such  post-
effective  amendment  will  be  deemed  to  be  a   new
Registration  Statement  relating  to  the   securities
offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereto.
     (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

B.   Undertaking in respect to indemnification.

Insofar  as  indemnification  for  liabilities  arising
under the Securities Act may be permitted to directors,
officers  and other agents of the Company, the  Company
has been informed that in the opinion of the Securities
and   Exchange  Commission,  such  indemnification   is
against  policy as expressed in the Securities Act  and
is  therefore unenforceable.  In the event that a claim
for  indemnification  against such  liabilities  (other
than the payment by the Company of expenses incurred or
paid  by  a director, officer or controlling person  of
the  Company  in the successful defense of any  action,
suit  or  proceeding)  is asserted  by  such  director,
officer  or controlling person in connection  with  the
securities, the Company will, unless in the opinion  of
its  counsel the matter has been settled by controlling
precedent,   submit   to   a   court   of   appropriate
jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the ____ day of February, 1998.

                                           mrcdrom.com,
inc.


                                         By:/s/  Daniel
Wettreich
                                                 Daniel
Wettreich, Chairman
                                              and Chief
Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities indicated below on the ____ day of February, 1998.


___/s/ Daniel Wettreich____________     Chairman of the
Board, Chief Executive
        Daniel    Wettreich                     Officer
(Principal Executive Officer)
                               (Principal Financial and
Accounting Officer)


__/s/ Jason Conway_______________  Director
     Jason Conway


__/s/ Jeanette Fitzgerald____________   Director
     Jeanette Fitzgerald



                       EXHIBITS

1.2   Escrow Agreement by and between mrcdrom.com, inc.
  and The Oaks Bank and Trust Company
3.0  Certificate of Incorporation of mrcdrom.com, inc.
3.1  Bylaws of mrcdrom.com, inc.
5.0  Opinion of Jeanette Fitzgerald, Esq.
10.0      mrcdrom.com, inc. 1997 Stock Option Plan
10.1      mrcdrom.com, inc. 1997 Directors Stock Option
  Plan
10.2       Employment  Agreement  between  mrcdrom.com,
  inc. and Daniel Wettreich
10.3      Assignment of trademark mrcdrom
10.4        Lease  and  Bookkeeping  Agreement  by  and
  between mrcdrom.com, inc. and Camelot Corporation
10.5      Agreement with Ingram Micro
24.0       Consent of Lane Gorman and Trubitt,  L.L.P.,
  independent certified public accountants
24.1        Consent   of   Jeanette  Fitzgerald,   Esq.
  (included in Exhibit 5.0)